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                                                                     EXHIBIT 4.1

FOLIO 1208. FIRST CERTIFIED COPY. DEED NUMBER: FOUR HUNDRED FIFTY THREE. In the City of Buenos Aires, Capital of the Republic of Argentina, on this twelfth day of the month of April of the year two thousand and two, before me, authorizing notary public, there appear: 1.- Mr. JORGE ALBERTO GILLIGAN, Argentinean, of age, married, bearer of National Identity Document (LE) number 5,530,841; Mr. RAMON ALBERTO PAZ, Argentinean, of age, who declares to be divorced, bearer of National Identity Document (LE) number 8,603,075, both domiciled at Sarmiento 500, in this city; 2.- Mr. JOSE ALFREDO SANCHEZ, Argentinean, of age, married, bearer of National Identity Document number 11,986,083; Mr. JUAN JOSE ALDAZABAL, Argentinean, of age, married, bearer of National Identity Document number 12,045,173, both domiciled at Avenida Presidente Roque Saenz Pena 660, in this city; 3.- Mr. GERARDO ALBERTO GALMES, Argentinean, of age, married, bearer of National Identity Document number 7,602,466; Mr. CARLOS COHEN, Argentinean, of age, divorced, bearer of National Identity Document number 4,297,090, both domiciled at Reconquista 484, in this city; 4.- Mr. DELFIN JORGE EZEQUIEL CARBALLO, Argentinean, of age, married, bearer of National Identity Document number 10,788,109, domiciled at Sarmiento 735, in this city; 5.- Mr. JULIO AUGUSTO MACCHI, Argentinean, of age, widower, bearer of National Identity Document (LE) number 4,316,923, domiciled at Sarmiento 310, in this city; Mr. NORBERTO DANTE ALEJANDRO MATHYS, Argentinean, of age, married, bearer of National Identity Document number 13,653,224, domiciled at Sarmiento 310, in this city; 6.- Mr. CARLOS LORENZO MARTINEZ, Argentinean, of age, married, bearer of National Identity Document (LE) number 7,603,669; Mr. MAURO MAZZARELLI, Italian, of age, married, bearer of National Identity Document number 93,723,047, both domiciled at Florida 40, in this city; 7.- Mr. GABRIEL DIEGO MARTINO, Argentinean, of age, married, bearer of National Identity Document number 17,490,930; Mr. MARCELO LUIS DEGROSSI, Argentinean, of age, married, bearer of National Identity Document number 12,728,675, both domiciled at Florida 201, in this city; 8.- Mr. CARLOS VILLAHOZ, Argentinean, of age, married, bearer of National Identity Document number 11,478,659; Mr. ADRIAN ALEJANDRO BRESSANI, Argentinean, of age, married,

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bearer of National Identity Document number 16,965,379, both domiciled at
Reconquista 199, in this city; 9.- Mr. HECTOR GUEDES, Argentinean, of age, married, bearer of National Identity Document (LE) number 8,265,527, domiciled at Esmeralda 83, in this city; 10.- Mr. EMILIO CARLOS GONZALEZ MORENO, Argentinean, of age, single, bearer of National Identity Document (LE) number 5,407,612, domiciled at 25 de Mayo 99, in the city of Viedma, Province of Rio Negro, in transit in this city; 11.- Mr. CLAUDIO ALBERTO CESARIO, Argentinean, of age, married, bearer of National Identity Document number 13,214,227; Mr. GABRIEL OMAR ALONSO, Argentinean, of age, married, bearer of National Identity Document number 14,140,808, both domiciled at Bartolome Mitre 480, in this city; 12.- Mr. MARIO CESAR PARRADO, Uruguayan, of age, married, bearer of National Identity Document number 92,005,026, and Mr. CESAR ALBERTO BLAQUIER, Argentinean, of age, married, bearer of National Identity Document number 18,409,458, both domiciled at Florida 99, in this city; 13.- Mr. JOSE CARLOS JAIME, Argentinean, of age, married, bearer of National Identity Document (LE) number 4,201,158, domiciled at Avenida Corrientes 311, 10th floor, in this city; 14.- Mr. HERNAN JAVIER GUTIERREZ, Argentinean, of age, married, bearer of National Identity Document number 18,205,706, and Mr. LUIS MARIANO SALAS, Argentinean, of age, married, bearer of National Identity Document number 20,569,589, both domiciled at Florida 631, in this city; and 15.- Mr. DANIEL ANTONIO LLAMBIAS, Argentinean, of age, bearer of National Identity Document number 7,777,848, married; Mr. LUIS MARIA RIBAYA, Argentinean, of age, bearer of National Identity Document number 10,144,984, married, both domiciled at Teniente General Juan D. Peron 407, in this city. I attest that the appearing parties are personally known unto me and that they appear as follows: 1.- the first two individuals appear on behalf of and in their capacity as joint agents of BANCO MARIVA SOCIEDAD ANONIMA, located in Sarmiento 500, in this city, registered at the National Court of First Instance in Commercial Registration Matters on February 5, 1975, under number 8, on folio 465 of Book 81, Volume A, of Bylaws of National Corporations (sociedades anonimas); by virtue of the Broad General Power of Attorney dated July 17, 1997, entered on folio 699 of Notarial Record 1181, of

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which Notary Public Guillermo Emilio Coto is in charge; 2.- the two individuals indicated in second place, appear on behalf of and in their capacity as joint agents of BANCO COMAFI SOCIEDAD ANONIMA, located at Avenida Presidente Roque Saenz Pena 660, in this city, registered at the Public Registry of Commerce on October 25, 1984, under number 7383, of Book 99, Volume A, of Bylaws of National Corporations, by virtue of the Special Power of Attorney dated June 14, 2001, entered on folio 2808 of Notarial Record 442, of which Mr. Ricardo Galarce, Notary of this city, is in charge; 3.- the two individuals indicated in the third place, on behalf of and in their capacity as joint Agents of BANCO CREDICOOP COOPERATIVO LIMITADO, located at Reconquista 484, in this city, registered at the Cooperative Action Institute (Instituto de Accion Cooperativa) on February 19, 1979, on folio 52 of Minutes Book number 29, under Registration number 8945 and Minutes number 13.970, and as a Private Commercial Bank under number 14.028; by virtue of the Special Power of Attorney dated March 30, 1999, entered, before Lidia Nazar de Cabrera, Notary Public of this city, on folio 1788 of Notarial Record 1123 she is in charge of; 4.- the individual named in the fourth place appears on behalf of and in its capacity as agent of BANCO MACRO S.A., located at Sarmiento 735, in this city, registered at the National Court of First Instance in Commercial Registration Matters on September 4, 1978, under number 3044, on Book 91, Volume A, of Corporations; by virtue of the General Power of Attorney dated May 21, 1997, entered, before Mr. Marcelo Senillosa, Notary Public of this city, on folio 1429 of Notarial Record 601 he is in charge of; and its ratification dated October 27, 1999, entered on folio 1737 of the abovementioned Notarial Record 601; 5.- the two individuals indicated in the fifth place appear on behalf of and in their capacity as joint Agents of BANCO DE VALORES S.A., located at Sarmiento 310, in this city, duly registered at the Supervisory Board of Corporations on June 20, 1996, under number 5730, on Book 119, Volume A, of Corporations; by virtue of Power of Attorney dated June 27, 2001, entered, before Mr. Felipe Eugenio Yofre, Notary Public of this city, on folio 2387, of Notarial Record 461, he is in charge of; 6.- the two individuals indicated in the sixth place appear on behalf of and in their capacity as joint Agents of BANCA NAZIONALE DEL

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LAVORO S.A. located at Florida 40, in this city, registered at the Public
Registry of Commerce on May 6, 1980, under number 1453, on Book 95, Volume A, of Corporations; by virtue of the Broad General Power of Attorney dated November 16, 2001, entered, before Mr. Augusto E. Delpech, Notary Public of this city, on folio 4013 of Notarial Record 601 he is in charge of; 7.- the two individuals indicated in the seventh place appear on behalf of and in their capacity as joint Agents of HSBC BANK ARGENTINA S.A., located at Florida 201, in this city, originally registered at the Public Registry of Commerce on February 10, 1961, under number 115, on folio 17 of Book 54, Volume A, of Bylaws of National Corporations; by virtue of General Power of Attorney dated April 25, 2000, entered, before Mr. Jorge N. Cervio, Notary Public of this city, on folio 4540 of Notarial Record 255 he is in charge of, and by virtue of General Power of Attorney dated September 11, 2000, entered on folio 10482 of the abovementioned Notarial Record 255; 8.- the individuals indicated in the eighth place, appear on behalf of and in their capacity as joint Agents of BBVA BANCO FRANCES S.A., located at Reconquista 199, in this city, registered at the Public Registry of Commerce under number 2419 of Book 86, Volume A, of Bylaws of National Corporations; by virtue of the special powers of attorney dated March 19, 2001, entered, before Mr. Ernesto Jose Tissone, Notary Public of this City, on folios 1869 and 1875 of Notarial Record number 15 he is in charge of; 9.- the individual indicated in the ninth place appears on behalf of and in its capacity as Agent of BANCO SAENZ S.A., located at Esmeralda 83, in this city, registered at the Supervisory Board of Corporations on October 24, 1985, under number 10649 of Book 101, Volume A, of Corporations; by virtue of General Power of Attorney dated June 24, 1998, entered, before Mr. Rolando Caravelli, Notary Public of this city, on folio 2230 of Notarial Record 235 he is in charge of; 10.- the individual indicated in the tenth place appears on behalf of and in its capacity as Agent of BANCO PATAGONIA S.A., located at 25 de Mayo 99, in the city of Viedma, province of Rio Negro; registered on February 26, 1996, at the Public Registry of Commerce of the Province of Rio Negro, on the Book of Contracts, on Volume X, Folio 112/113, under number 588; by virtue of the General Power of Attorney dated October 12, 2001,

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entered, before Mr. Ricardo H. Merovich, Notary Public of this city, on folio
1792 of Notarial Record 1521 he is in charge of; 11.- the individuals indicated in the eleventh place appear on behalf of and in their capacity as Agents of BANCO RIO DE LA PLATA S.A., located at Bartolome Mitre 480, in this city, originally registered at the Public Registry of Commerce on May 14, 1968, under number 1215, on folio 64 of Book 66, Volume A, of Bylaws of National Corporations; by virtue of the Broad General Powers of Attorney with Administration and Disposition powers dated June 4, 1998 and April 6, 1998, entered on folios 2086 and 1325 of Notarial Record 444, of which Notary Public Alejandro Rueda was temporarily in charge, and of which Notary Public Eduardo Rueda is in charge, respectively; 12.- the individuals named in the twelfth place appear on behalf of and in their capacity as Agents of BANKBOSTON NATIONAL ASSOCIATION, located at Florida 99, in this city, originally registered at the Public Registry of Commerce on July 10, 1917 under number 18, on folio 538 of Book 38, Volume B, of Bylaws of Foreign Corporations; by virtue of General Powers of Attorney dated August 14, 2001 and July 10, 2001, entered, before Mr. Carlos A. Vignoli, Notary Public of this city, on folios 8976 and 7774 of Notarial Record 1335 he is in charge of; 13.- the individual named in the thirteenth place appears on behalf of and in its capacity as President of SEGUROS DE DEPOSITOS SOCIEDAD ANONIMA, located at Avenida Corrientes 311, 10(degree) floor, in this city, originally registered at the Public Registry of Commerce on September 19, 1995, under number 8662, on Book 117, Volume A of Corporations, by virtue of the Corporate Bylaws and the Minutes of Extraordinary and Regular Shareholders' Meetings for the appointment of officers, Minutes of the meeting of the Board of Directors for the distribution of offices; 14.- the individuals indicated in the fourteenth place appear on behalf and in their capacity as joint Agents of ABN AMRO BANK N.V. (ARGENTINA BRANCH), located at Victoria Ocampo 360, 8(degree) floor, in this city, registered at the Supervisory Board of Corporations on March 13, 1995, under number 255 of Book 53, Volume B, of Bylaws of Foreign Corporations; by virtue of Special Power of Attorney dated March 21, 2001, entered, before Mr. Martin Donovan, Notary Public of this city, on folio 350 of Notarial Record number 1296 he is in charge of;

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and 15.- the individuals acting in their capacity as agents of BANCO DE GALICIA
Y BUENOS AIRES SOCIEDAD ANONIMA, located at Teniente General Juan D. Peron 407, in this city; registered in the Public Registry of Commerce on November 21, 1905, under number 4, on folio 32 of the Book 20, Volume A of Bylaws of National Corporations; what I certify as evidenced by them by virtue of the general power of attorney with administration and disposition powers granted by such corporation by means of deed 1548 dated October 14, 1999, entered on folio 7418 of such Record, entry of such year, all of which I attest. At the execution hereof, I have the original copies of all the documents related to points 1 to 14, inclusive, before me, and I attach the duly authenticated photocopies of all such documents hereto, all of which I attest. And the appearing parties, acting in the capacity invoked and evidenced and, asserting that their agencies are in full force and effect and have not been revoked, suspended or limited in any way whatsoever, EXPRESS AS FOLLOWS: That ABN AMRO BANK, Argentine Branch (hereinafter "Trustee"), Banco Rio de la Plata S.A., BankBoston N.A. (Buenos Aires Branch), BBVA Banco Frances S.A., HSBC Bank Argentina S.A., Seguro de Depositos Sociedad Anonima, Banco Macro S.A., Banco Credicoop Cooperativo Limitado, Banca Nazionale del Lavoro S.A., Banco Mariva S.A., Banco Comafi S.A., Banco Patagonia S.A., Banco Saenz S.A. and Banco de Valores S.A. (hereinafter "Subscribers") and Banco de Galicia y Buenos Aires Sociedad Anonima, (hereinafter "Settlor" or "Banco de Galicia"), agree as follows: TAKING INTO
CONSIDERATION: That Banco de Galicia and the Subscribers undertook, on or before March 20, 2002, certain firm underwriting commitments regarding private financial trusts (hereinafter "Underwriting Commitments") under which Subscribers confirmed their participation, subject to the compliance with certain conditions precedent, as investors and subscribers of certain senior participating certificates to be issued by means of a financial trust to be constituted by Banco de Galicia with a mortgage loan portfolio; (2) That, pursuant to what is set forth in the Underwriting Commitments, and with the purpose of guaranteeing the true payment of the subscription price for such senior participating certificates on the part of the Subscribers, on March 22, 2002, Banco de

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Galicia and BBVA Banco Frances S.A., as trustee (hereinafter "Initial Trustee"), entered into a Trust Contract as security (with its Addenda dated March 25 and April 2, 2002, the "Initial Trust") by means of which Subscribers transferred to the Initial Trustee, as security, the trust ownership of the amounts that correspond to the subscription price of the Senior Participating Certificates to be subscribed by each of them, with the purpose that the Initial Trustee, in case the conditions precedent set forth in the Initial Trust are complied with (hereinafter "Conditions Precedent"), applies such funds to the payment of the abovementioned subscription price or, otherwise, returns such funds to the Subscribers. (3) That the Settlor has decided to transfer to the Trustee, for the benefit of the Holders, the Trust Property and the remaining Trust Assets
(as such terms are defined herein) in order to constitute this financial trust (hereinafter the "Financial Trust ") subject to the condition that the Initial Trustee, in accordance with what is provided for in the Initial Trust, transfers the trust funds under the Initial Trust to the Trustee, and, in agreement with what is provided for herein, the Subscription Price of the Loans is transferred to the Trustee to the Withholding Account and the Subscription Price of the Bonds to the Settlor within ten (10) Business Days as of the Signature Date (as terms are defined below). (4) That, by virtue of what was indicated in the above recital, Subscribers have decided to subscribe Senior Participating Certificates for the amounts and under the terms set forth herein; (5) That, to the effects of constituting such Financial Trust and exercising the previously indicated powers, the Settlor has agreed to enter into this agreement with the Trustee and the Subscribers. THEREFORE, THE PARTIES AGREE AS FOLLOWS: SECTION ONE. DEFINITIONS AND CONSTRUCTION. (a) To all the effects of this Financial Trust Contract, the terms in capital letters have the meanings indicated herein: Trust
Assets: These are (i) the Trust Property; (ii) the Reserve Fund and (iii) the proceeds of the investment and reinvestment of the funds deposited in any of the Trust Accounts, with their increases and decreases pursuant to what is provided for in this Contract. Administrator: It is the agent in charge of collection, custody and administration appointed in the Administration Agreement. Registrar:
It means the Trustee acting as registrar of the Securities and as person in charge of making any payment related

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to the Securities, including Dividends and Distributions, pursuant to the provisions of Section Seven hereof. Legal Counsels of the Financial Trust: The term means the following law firms: Estudio Bruchou, Fernandez Madero, Lombardi & Mitrani - Abogados. Auditors: It means PricewaterhouseCoopers. Governmental
Authority: It refers to any administrative, legislative or judicial official authority of the national, provincial or municipal governments of Argentina (including, but not limited to, the Argentine Central Bank -BCRA-) or from abroad. BCRA: It is the Argentine Central Bank. Trust Property: It means the Loans, Bonds, the proceeds of the collections thereunder, as well as the proceeds of the investment and reinvestment of the sums received thereunder. Defective Replaceable Trust Property: It means any Loan or Bond: (i) that has instrumentation defects such that it is not possible to initiate the mortgage foreclosure on the Real Property in case of default on the part of the respective Debtor, or (ii) regarding which a breach of any representation or warranty indicated in Section Nine hereof has taken place. Trust Property Replaceable on Default: It means any Loan or Bond that shall be replaced by the Settlor due to default on the part of the Debtor, in agreement with the provisions of Section Eighteen (a) and (b) hereof. Substitute Trust Property: It refers to any mortgage loan or mortgage bond from a home loan originated by the Settlor, secured by First-degree Mortgages on real property located in the Republic of Argentina, regarding which the representations and warranties indicated in Section Nine must be true, to the replacement date; the principal balance and the interests accrued and payable on such principal at the time of replacement must not be less than the principal balance and the interests on the Defective Replaceable Trust Property or Trust Property Replaceable on Default to be replaced; and the remaining amortization term under the above-referred Substitute Trust Property must be equal to, inferior or not more than 10% of such Defective Replaceable Trust Property or Trust Property Replaceable on Default. Notice Certificate: It means a written document issued by an officer authorized by the Settlor, prepared pursuant to the terms of the sample enclosed as Exhibit G herewith to the Trustee's and the Financial Trust Legal Counsels' satisfaction, where the Settlor shall, as an affidavit and attaching a certificate from the Auditors (regarding points (iii) and (iv) of this

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definition): (i) declare that it had complied with the obligation to give the
Debtor notice in an act witnessed by a Notary Public; (ii) individualize the Loan or Loans the assignment of which has been notified in an act witnessed by a Notary Public pursuant to the provisions set forth in Section Five (a) hereof, enclosing written proof of such act; (iii) indicate the principal amount pending payment as at the date of the execution hereof pursuant to the corresponding Loan or Loans; (iv) calculate the amount to be released by the Trustee, which shall be equivalent to seventy five per cent (75%) of the amount indicated in
(iii) above. Senior Participating Certificates: These are participating certificates for a face value of $ 234,580,000 (Two Hundred Thirty Four Million Five Hundred Eighty Thousand Argentine Pesos), the terms and conditions of which are provided for in this Trust Contract and which shall be issued in compliance with section 19 of Act 24,441. Subordinated Participating Certificates: These are participating certificates for a face amount of $ 78,194,353.39 (Seventy Eight Million One Hundred Ninety-Four Thousand Three Hundred Fifty Three Argentine Pesos and thirty nine cents), the terms and conditions of which are provided for in this Trust Contract and which shall be issued hereunder in compliance with section 19 of Act 24,441. Reference Stability Ratio: It is the ratio created by Decree 214/02. Trust Transfer Condition: It shall have the meaning given to it in Section Three (b) hereof. Conditions Precedent: It means the conditions precedent included in the Initial Trust, as indicated in Recital 2 hereof. Contract or Trust Contract: It means this financial trust contract. Administration Agreement: It refers to the administration agreement entered into on the Signature Date between the Trustee and the Administrator in relation to the collection, custody, registration and administration of the corresponding Trust Property for this Financial Trust, the certified copy of which is attached hereto as Schedule C. Expenses Account: Shall have the meaning indicated in Section Twelve hereof. Withholding Account: Shall have the meaning indicated in section Twelve hereof. Reserve Fund Account: Shall have the meaning indicated in Section Twelve hereof. Collecting Trust Account: Shall have the meaning indicated in Section Twelve hereof. Trust Accounts: Shall mean, jointly, the Collecting Trust Account, Expenses Account, Withholding Account, Reserve Fund

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Account and any other trust account that may be opened in the future on behalf of the Financial Trust pursuant to the provisions hereof. Settlor's Account: It is account number 00007 opened in Banco de Galicia's name at the Argentine Central Bank. Debtors: It shall mean the debtor or debtors or sureties pursuant to the Loans and the Bonds in their capacity as payees of, and bound to, the credit instrumented by means of the Loans and Bonds, who are individuals domiciled in the Republic of Argentina, including their lawful successors and assigns. Business Day: Any day in which financial institutions are open to the public in the Republic of Argentina, as regards transactions to be carried out in such market. Any terms set on days which are not Business Days are deemed set on the following Business Day. Distributions: Shall be understood as the Distributions pursuant to the Senior Participating Certificates and the Distributions pursuant to the Subordinated Participating Certificates. Distributions pursuant to the Senior Participating Certificates: It shall have the meaning given to such term in Section Eleven (a). Distributions pursuant to the Subordinated Participating Certificates: It shall have the meaning given to such term in Section Eleven (b). Event of Advance Settlement: It shall mean the
Settlor: (A) does not comply with any of its obligations to (i) repurchase or replace those Trust Property on Default pursuant to the provisions of Section Eighteen (a), (b) and (c) hereof, (ii) redeem all the Senior Participating Certificates regarding which the redemption option is exercised in favor of the Holders pursuant to Section Seventeen, (iii) pay, or reimburse for the payment of, the Tax on Financial Trust in the term provided for in Section Twenty One; or (iv) in case of default on the part of the Administrator (as defined in the Administration Agreement) and, as a consequence thereof, Banco de Galicia is removed from such office; and (B) in the abovementioned events (except for point iv) the Settlor does not cure such default within a term of thirty (30) running days as of the time such default took place. Cut Off Date: It is the last Business Day of each Collection Period. Equivalence Date: It shall have the meaning given to such term in Section Eleven. Signature Date: It is the date this Agreement is entered into. Date of Services Payment: It refers to the 10th day of each calendar month or, in case such date was not a Business Day, the following Business Day, starting on May 10, 2002.

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Reserve Fund: It refers to the reserve fund for Expenses and Taxes related to the Constitution of the Financial Trust, which shall be paid in as set forth in Section Eight (d). Financial Trust Expenses: They shall be the following, in this order of priority: (i) Taxes on Trust at present and/ or in the future;
(ii) Fees corresponding to the Financial Trustee and the Financial Trust Legal Counsels, plus the amount of VAT that may be applicable; (iii) expenses incurred as regards the compliance, on the part of the Trustee, of its obligations under the Financial Trust, including, but not limited to, banking and financial brokerage expenses and commissions for the opening and maintenance of the Trust Accounts, plus the amount of VAT that may be applicable, and those expenses derived from the compliance with its obligations as regards the Trust Property and the Securities, whether as Trustee or Registrar; (iv) reasonable fees and expenses of Auditors and the Registrar (in case it was different from the Trustee) plus the amount on account of VAT that may be applicable (v) expenses and rates for the granting and maintenance of authorizations and publications before any Governmental Authority; (vi) expenses incurred in relation to meetings held by Holders; and (vii) expenses that cause the dissolution and termination of the Financial Trust. Financial Trust Expenses shall be paid as set forth in section TWENTY-ONE. Expenses and Taxes related to the Constitution of the Financial Trust: It shall mean the expenses and taxes necessary to constitute and perfect the transfer of the Trust Property, including the following: (i) expenses on account of opening of Financial Trust Accounts; (ii) Notaries' fees and expenses, taxes and other expenses related to the execution of the Individual Deeds (as defined below) and recording of such deeds for the purpose of the due registration and public documentation of the transfer of the Loans and their Mortgage Security in favor of the Trustee in the real estate registries; or (iii) any other expense that may be incurred by the Trustee or that may be necessary for the purpose of such constitution, which shall have reasonable supporting documents, but excluding the fees and expenses referred to in Section Five (a) hereof, which shall be directly paid by the Settlor. Equivalence Report: It shall have the meaning given to it in Section Eleven (a). Mortgage Security: It shall have the meaning given to it in Section Nine (b)
(i). Substitute Indexes: These are the indexes or formulas that,

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due to a decision of a Governmental Authority, in the future may replace the
Reference Stability Ratio or may be applied on the Loans and Bonds for the purpose of keeping the value thereof. Those indexes and formulas shall always be applied in all cases and with the scope set forth in this Contract, under the terms the applicable rules and regulations for Loans and Bonds may provide for. Real Property: It means the real property on which the Mortgage Security has been set up in relation to a Loan or Bond, in agreement with the terms thereof. Tax on Financial Trust: This term shall include income tax, tax on gross income, gross earnings, sales, ad valorem use, transfers, tax on value added (including, but not limited to, VAT), tax on credits and debits in banking current account, and/ or any other tax, charge, imposition, right or other contributions, whether present or future, that may be applicable even with retroactive effects, and that may be levied on the Financial Trust, Trust Property or income from the proceeds of such Trust Property or the issuance of Participating Certificates, payments of Dividends or Distributions thereunder or the constitution of the Financial Trust, and provided for by the Republic of Argentina or any other political subdivision or Governmental Authority with powers regarding taxes pursuant to all the tax-related laws and rules and regulations in force during the term of the Financial Trust. Reasonable Cause: It shall indistinctively mean
(a) the occurrence of any of the events provided for in Section Twenty Four point (d) hereof; (b) the issuance of any rule, act, decree, regulation, judicial or administrative order, the occurrence of a force majeure event or an act of god; as a consequence of which the Trustee is substantially and adversely affected so as to comply with its rights and duties hereunder, with the exception of those cases in which there was fraud or negligence on the part of the Trustee, determined as such by a conclusive judgment issued by a court of competent jurisdiction. Bonds: These are all the book-entry mortgage bonds arising from home loans originated by the Settlor in its capacity as lender to the Debtors, the latter as obligors, secured by first-degree Mortgages on real property located in the Republic of Argentina, the breakdown of which is enclosed hereto as Schedule A, signed by the authorizing party and the appearing parties and which is an integral part of this deed, including, but not limited to, all Insurances, rights, credits and actions arising from such bonds and all documents

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related thereto which instrument them (including any amounts of money owed by the Debtors to the Settlor under the Bonds), and including the mortgage foreclosure of the corresponding Real Property, excluding any obligations on the part of the Settlor under the loan agreement that gave rise to the mortgage bond, as well as the mortgage bonds eligible as Substitute Trust Property that may substitute them in the future pursuant to this Contract. New Bonds: These are the book-entry mortgage bonds derived from the Loans pursuant to Section Five (h) hereof, which bonds shall have the same rights and obligations as the Loans, as well as the loans or mortgage bonds eligible as Substitute Trust Property which may replace them in the future pursuant to this Contract. Best Knowledge and Belief: It shall mean the Settlor's information and knowledge when acting diligently and in good faith after having made the reasonable, convenient or necessary inquiries required from the Settlor as originating party and creditor pursuant to the Trust Property. Amount of the Loans and Bonds: It means the principal balance owed, at any time during the currency of the Financial Trust, as regards all the Loans and Bonds, as determined by the Auditors by means of a written report. Projected Amount of Expenses: It shall have the meaning given to such term in Section Twenty One (a). Loans: These are the mortgage home loans originated by the Settlor in its capacity as lender to the Debtors, the latter as obligors, secured by a First-degree Mortgage on real property located in the Republic of Argentina, the breakdown of which is included in the list enclosed hereto as Schedule A, signed by the authorizing party and the appearing parties and which is an integral part of this deed, including, but not limited to, all Insurances, rights, credits and actions arising from such loans and all documents related thereto which instrument them (including any amounts of money owed by the Debtors to the Settlor under the Loans), and including the mortgage foreclosure of the corresponding Real Property, excluding any obligations on the part of the Settlor thereunder, the New Bonds issued in respect thereof, as applicable, as well as the mortgage loans eligible as Substitute Trust Property that may substitute them in the future pursuant to this Contract. Majority Interest. It shall mean the Holders of Senior Participating Certificates representing more than fifty per cent (50%) of the nominal value of the outstanding Senior Participating Certificates.

Collection Period: It refers to the period of time starting on the first Business Day of each calendar month (inclusive) and ending on the last Business Day of such calendar month (inclusive), being the first Collection Period as of the day of the execution hereof until the last Business Day of the current calendar month. Dividends Period: It means those periods that start and end just exactly as the Collection Periods. Subscription Price of the Bonds: It refers to the amount of $90,232,390.68 (Ninety Million Two Hundred Thirty-Two Thousand Three Hundred Ninety Pesos and sixty-eight cents). Subscription Price of the
Loans: It refers to the amount of $144,347,609.32 (One Hundred Forty-Four Million Three Hundred Forty-Seven Thousand Six Hundred and Nine Pesos with Thirty-Two cents). Irrevocable Power of Attorney: It is the irrevocable power of attorney granted by the Settlor pursuant to Section Five (c) hereof. Registration of the Bonds: It is the registration of the Bonds carried out pursuant to the provisions of Decree 780/95 and its amendments. Registration of the New Bonds: It is the registration of the New Bonds which shall be carried out pursuant to the provisions of Decree 780/95 and its amendments, in the case the Settlor decided to issue New Bonds pursuant to the provisions of Section Five (h) and following sections. Original Principal Balance of the Trust
Property: It refers to the Amount of the Loans and the Bonds as at the date of the execution hereof, that is to say, the amount of $312.774.353,39 (Three Hundred Twelve Million Seven Hundred Seventy-Four Thousand Three Hundred Fifty-Three Pesos and thirty nine cents). Insurances: Shall refer to the insurance policies taken out in relation to Real Property, regarding which the Settlor was the original beneficiary before the endorsement of policies in favor of the Trustee in agreement with the provisions of this Contract, and the insurance policies that may be taken out or issued at a later time and which beneficiary is the Trustee of this Financial Trust, as well as all documents evidencing such insurances, including policies and all the credits and amounts of money received regarding such insurances. Holders: These are the Senior Participating Certificates' Holders and the Subordinated Participating Certificates' Holders. Senior Participating Certificates' Holders: These are the Subscribers or those who become owners of the Senior Participating Certificates in the future as evidenced by the Participating

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Certificates Record. Subordinated Participating Certificates' Holders: These are
Banco de Galicia or those who become owners of the Subordinated Participating Certificates in the future as evidenced by the Participating Certificates
Record. Securities: These are, jointly, the Senior Participating Certificates and the Subordinated Participating Certificates. (b) In this Contract, unless the context requires otherwise: (i) The terms defined shall include both singular and plural forms. (ii) Headings used in this Contract are just for indication purposes and do not affect, in any way whatsoever, the extension and scope of the respective provisions set forth in this Contract, nor the rights and obligations assumed by the parties by virtue thereof. (iii) Any time sections, subsections and/ or schedules are referred to in this Contract with no further clarification, it shall be understood that they are, in every case, sections, subsections and/ or schedules of this Contract. (iv) The financial terms, calculations and commitments included or used in this Contract shall be construed pursuant to the accounting principles generally accepted in the Republic of Argentina. (v) For all the term calculations, the term "as of" means "as of and including" and the terms "to" or "until" mean "to/ until and including". SECTION TWO. CONSTITUTION OF THE FINANCIAL TRUST. At the execution hereof, the Settlor and the Trustee set forth the terms of the Financial Trust Contract for the issuance of the Senior Participating Certificates and Subordinated Participating Certificates, which is integrated by the Trust Property, thus constituting this Financial Trust. SECTION THREE: TRUST ASSIGNMENT. TRUST TRANSFER CONDITION (a) At the execution hereof, the Settlor transfers to the Trustee, pursuant to the terms and within the scope of Title I of Act 24,441 and sections 1434 and related sections of the Civil Code in the case of the Loans and within the scope of section 5 and related sections of Decree 780/95 in the case of the Bonds, and the Trustee accepts, the trust ownership of the Trust Property, for the benefit of the Holders, thus being the Trustee, regarding the Financial Trust, in the same place and priority of such Holders under the Loans and Bonds that make up the Trust Property. (b) The parties to this Contract agree to subject the trust transfer of this Section Three (a) hereof and the currency of this Contract to the condition that, on or before May 6, 2002, (i) the Initial Trustee

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transfers, after having deducted the corresponding amounts pursuant to this
Contract, the Subscription Price of the Loans to the Withholding Account and the Subscription Price of the Bonds to the Settlor's Account, all of the above under the conditions agreed in this Contract; (ii) the Settlor gives the Trustee a certified copy of the minutes of the meeting of the Board of Directors that approve the execution of this Contract, at the satisfaction of the Financial Trust Legal Counsels and (iii) the trust transfer of the Bonds has been registered pursuant to the provisions of Section Six (a), at the satisfaction of the Financial Trust Legal Counsels ((i), (ii) and (iii), jointly denominated "Trust Transfer Condition"), as long as the events provided for in (i) and (iii) take place simultaneously. In case such Trust Transfer Condition does not take place, it is provided for that: (i) the trust transfer pursuant to this Section and this Contract shall be left immediately with no effect with no need from the parties to carry out any additional act for such purpose; (ii) the issuance of the Securities shall have no effect as by operation of law; (iii) the Trustee shall immediately return the Trust Property to the Settlor, being the former bound to carry out all the reasonable acts Banco de Galicia may require for such purpose, the latter being granted, at the execution hereof, an irrevocable authorization to do so by the Subscribers and Holders. (c) The price to be paid for the transfer of the Trust Property is set as the equivalent of the total face value of the Securities, net of withholdings to be carried out by the Trustee on account of fees, commissions, Expenses and Taxes Related to the Constitution of the Financial Trust, for the set up of the Reserve Fund (the "Price of the Trust Property"). (d) The Settlor hereby binds itself, together with the next mail delivery to the Debtors pursuant to the Loans or Bonds, to send a note, under the terms deemed satisfactory to the Financial Trust Legal Counsels, to give the Debtors notice of the assignment of the Loans instrumented herein. Furthermore, in case the Settlor decided to issue New Bonds pursuant to the provisions of Section Five (h) hereof, it shall communicate such decision to the Debtors by including a legend in the corresponding account statements sent to such Debtors, the text of which shall be deemed satisfactory to the Financial Trust Legal Counsels. (f) In compliance with what is set forth in Communique A 3337 of the Argentine Central Bank, Subscribers declare that the

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Settlor has informed them about the worst classification given to Debtors and the last classification communicated by the Settlor to the "Financial System's Debtors Central." (g) The Settlor and the Subscribers acknowledge and accept that the assessment of the credits instrumented by means of the Bonds and Loans, made as at the execution hereof, (assessment equal to the Price of the Trust Property) has been carried out without applying on such credits what is provided for in Communique "A" 3507 of the Argentine Central Bank (hereinafter the "Communique 3507 of the Argentine Central Bank") regarding (i) the Reference Stability Ratio and (ii) maximum interest rates. (h) On or before August 4, 2002, the Settlor shall provide the Trustee a detailed report audited and certified by the Auditors, which shall include (i) the pro forma value of the credits instrumented by means of the Bonds and Loans as at the date of the execution hereof, as if what is provided for Communique 3507 of the Argentine Central Bank would have been applied regarding the credits instrumented by means of the Bonds and Loans (as of the dates and under the conditions provided for in such Communique 3507 of the Argentine Central Bank) regarding (A) the Reference Stability Ratio and (B) maximum interest rates (such pro forma value is hereinafter referred to as "Pro Forma Value of the Bonds and Loans") and (ii) the difference resulting from subtracting the constant (Y), which shall be the Price of the Trust Property, from the variable (X), the Pro Forma Value of the Bonds and Loans, (such difference shall be hereinafter referred to as "Pro Forma Difference"). (i) In case the result of the subtraction mentioned in the above paragraph was a positive figure, as of the date the Trustee receives the report described therein, the Settlor shall be acknowledged, as difference of the Price of the Trust Property, a credit balance for an amount equivalent to the Pro Forma Difference, which credit balance, for the purpose of its usage pursuant to the provisions of this Contract, shall be adjusted to the Reference Stability Ratio or to the Substitute Index as of the date of the execution hereof until the date of each of the future charges of the credit balance and for the amount of each of the charges thereof pursuant to what is set forth in this Contract (such balance shall be hereinafter referred to as "Pro Forma Balance"), being it expressly set forth that in no case the Settlor shall have the right to collect such Pro Forma

Balance of the Financial Trust by means of the delivery of sums of money, being it agreed that, notwithstanding the provisions of subsection (j) below, the only method by means of which the Settlor shall be paid such Pro Forma Balance shall be the retrocession of Bonds and Loans for an amount equivalent to such Pro Forma Balance to the Settlor, and that the Settlor shall not be able to use such Pro Forma Balance in any way different from the one exclusively provided for herein. (j) For the purpose of paying the price for the repurchase of Loans to the Financial Trust pursuant to the provisions of Section Five (g) and Eighteen of this Contract, it is expressly provided for that the Settlor, insofar as it had complied with its obligations pursuant to this Contract to such date, shall be able to offset the sums corresponding to the price of such repurchases (as such price is described in the abovementioned Sections) up to the depletion of the Pro Forma Balance, all of which shall be evidenced in the corresponding public deed that instruments the repurchase. (k) In case the result of the subtraction described in paragraph (j) of this Section was a negative figure (hereinafter "Negative Balance"), the Settlor herein irrevocably binds itself to assign to the Trust, within the term of fifteen (15) running days as of the Trustee's reception of the report indicated in paragraph (i) above, one or more mortgage loans or mortgage bonds that, as evidenced by a written statement of the Settlor with affidavit nature and certified by the Auditors, instrument a home loan originated by the Settlor and secured by a first-degree mortgage on real property located in the Republic of Argentina, regarding which the representations and warranties enumerated in Section Eight are, as at the replacement date, substantially true; and the principal balance and the interests accrued and payable on it at the time of replacement are not less than the Negative Balance, adjusted to the Reference Stability Ratio or the Substitute Index as of the date of the execution hereof to the date of each replacement. As regards everything not expressly modified hereby, the provisions of Sections Five and Eighteen of this Contract shall be applicable to the Loans or Bonds. SECTION FOUR. DELIVERY AND CUSTODY OF DOCUMENTS AND INSTRUMENTS (i) The Trustee receives all the documents and instruments evidencing the existence of the Loans from the Settlor, and delivers them at the execution thereof to the Administrator, who receives them in custody on behalf of the Financial Trust. Such documents and instruments shall be deposited by the Administrator, who shall keep them separately from other documents corresponding to credits from its own equity, so as to prevent alterations, loss, destruction or theft thereof, as provided for in the Administration Agreement. (ii) At the execution hereof, the Settlor gives the Trustee the documents issued pursuant to the provisions of Section 9 bis of Decree 780/95, which evidence its ownership of the Bonds, and the latter shall keep them in custody on behalf of the Financial Trust. SECTION FIVE. PERFECTION OF THE TRUST ASSIGNMENT AND REGISTRATION OF THE LOANS. NEW BONDS. (a) As of the Signature Date, the Settlor shall give notice to each of the Debtors pursuant to the Loans about the trust assignment provided for herein, by means of a notary public. The satisfactory proof of such notice to the Trustee and the Financial Trust Legal Counsels shall be a condition for the payment of the Subscription Price of the Loans to the Settlor, in agreement with the provisions of Section 8(e) hereof. All the fees and expenses that may be incurred to carry out the aforementioned notifications shall be exclusively borne by the Settlor. Furthermore, the Settlor binds itself to start taking all the steps, before the public and private authorities and entities, necessary for the execution of the Individual Deeds (as defined below) and their due submission before the corresponding real estate registries for the purpose of publicly documenting the Mortgage Security transfer. (b) To that end, the parties set forth that the Settlor and the Trustee or the persons or agents the latter may appoint for such purpose and, if it corresponded, the third parties that may eventually be necessary, shall grant an assignment instrument for each particular Loan, in terms substantially similar to the ones enclosed hereto as Schedule D hereof ("Individual Deeds") within 30 running days as of the Signature Date. (c) The Settlor binds itself, within thirty (30) running days as of the execution of each of the Individual Deeds pursuant to paragraph (b) of this section, to submit the Individual Deeds for their registration with each real estate registry for the purposes indicated in paragraph (a) of this section, as well as to give the Trustee proof of such submission by means of the delivery of the documents evidencing such submission before each registry for registration purposes (the "Submission Commitment"). (d) The Settlor binds itself to duly file the Individual Deeds and to give to the Administrator the certified copies of the Individual Deeds with the document evidencing the registration of the trust assignment in favor of the Trustee with the corresponding real property registry, and the Administrator shall receive such documents in custody and on behalf of the Financial Trust (with a copy for the Trustee), within a term of 365 days as of the Signature Date (the "Registration Commitment"). (e) The Settlor hereby grants, by means of a public deed, the Irrevocable Power of Attorney in favor of the Trustee, with instruction and delegation powers, by means of which, in case the Settlor defaulted on any of its obligations pursuant to this Section Five and/ or any obligation related with the perfection of the trust assignment executed hereunder, the Notification Agent (as defined later) shall be irrevocably empowered to carry out the proceedings, registrations, submissions, executions of deeds, legal acts and/ or demands, communications or notices, including, but not limited to, the carrying out of the acts necessary for the compliance with the Submission Commitment and Registration Commitment and, particularly, the signature of the Individual Deed. The exercising of this Irrevocable Power of Attorney shall be subject to the written instruction of two or more Holders representing a Majority Interest to the Trustee. Such instruction shall individualize the person or persons in favor of which the Trustee shall substitute such power (the "Notification Agent"). It is expressly agreed that, in no case the Trustee shall be bound to perform or in any way undertake the obligations and/ or omissions of the Settlor as regards the perfection of the trust assignment executed hereunder, reason for which the parties have provided for the instruction and entrustment of the Irrevocable Power of Attorney substitution in favor of the Notification Agent. The Trustee shall not be responsible, in any case, for the appointment of or the actions taken by the Notification Agent. (f) The Settlor hereby undertakes the express, firm and unconditional commitment to fully collaborate and cooperate in good faith with the Trustee and the Notification Agent in order to make possible the perfection of the trust assignment of the Loans and to make any entity related to the Settlor, the cooperation of which was necessary to carry out and duly perfection such assignment, fully collaborate and cooperate with the Trustee and the Notification Agent for such purposes; carrying out any acts, proceedings, making any statements, taking any steps and/ or proceedings deemed necessary at the exclusive and reasonable discretion of the Notification Agent, so as to allow the Notification Agent to fully comply with the agency granted by means of the Irrevocable Power of Attorney. To the fullest extent permitted by applicable law, the Settlor hereby waives its right to challenge and/ or sue on and/ or raise defenses and/ or precautionary measures against and/or in any other way try to or intend to prevent, diminish, encroach on, affect, obstruct, not know and/ or postpone the exercising, on the part of the Notification Agent, of the agency contemplated in the Irrevocable Power of Attorney, as long as such exercising is pursuant to the provisions of this Contract, as well as its right to claim the Trustee for any damages caused by the exercising of such agency, to its full extent, save in the events in which the Trustee acted negligently or with fraud, as determined by a conclusive judgment issued by a court of competent jurisdiction. (g) In the event the Settlor did not evidence, regarding one or more Loans, the compliance with the Submission Commitment or the Registration Commitment, in the way and under the circumstances set forth in paragraphs (c) or (d) of this Section Five, as it may correspond, and notwithstanding the provisions of subsection (e) of this Section Five, after the Trustee's requirement to do so, pursuant to the instructions given to such effect by any of the Holders, the Settlor shall, (i) in the event of default of the Submission Commitment, repurchase such Loans or, (ii) in the event of default of the Registration Commitment, and at the exclusive option of the Settlor, repurchase or replace such Loans regarding which the Settlor had defaulted on the Submission Commitment and/ or the Registration Commitment. The terms and conditions set forth in Section Eighteen hereof for Defective Trust Property shall be applicable to such repurchase or replacement. (h) The Settlor shall be entitled to, in the exercising of the powers granted by virtue of the deeds that instrument the Loans, issue New Bonds in favor of the Trustee by executing an individual instrument in the form of a public deed for each Loan (the "Individual Instrument"), in terms at the satisfaction of the Trustee and the Financial Trust Legal Counsels, within thirty (30) running days as of the date the

Securities were issued. In such a case, to the abovementioned effects, as of the Signature Date the Settlor commits to start all the proceedings before the public and private authorities necessary for the execution of the Individual Instruments and their due submission before the corresponding real estate registries in order to publicly document the issuance of the New Bonds. (i) In case of exercising the power provided for in paragraph (h) above, the Settlor binds itself, within thirty (30) running days as of the date each Individual Instrument is executed pursuant to paragraph (h) of this section, to register the Trustee as owner of the New Bonds together with the Registration of the New Bonds, as well as to give the Trustee proof of such registration by delivering the documents evidencing such registration or the Individual Instrument in case the authorizing notary public evidenced its execution. Such evidencing may be carried out by means of the Administrator's delivery of the abovementioned documents to the Trustee at the time indicated in Section Eight (e). Furthermore, the Settlor shall deliver the Trustee of the Financial Trust, for its custody, the certificates evidencing the ownership of the New Bonds issued in agreement with section 9 bis of Decree 780/95. (j) In case of exercising the power set forth in paragraph (h) above, the Settlor binds itself, within thirty
(30) running days as of the date each Individual Instrument is executed pursuant to paragraph (h) of this section, to submit the Individual Instruments for their registration with each real estate registry so that each registry publicly documents the issuance of the New Bonds, as well as to give the Trustee proof of such submission by delivering the documents evidencing the submission before each real estate registry for registration purposes. Such evidencing may be carried out by means of the Administrator's delivery of the abovementioned documents to the Trustee at the time indicated in Section Eight (e) (the "New Bonds Submission Commitment"). (k) The Settlor binds itself to duly record the Individual Instruments and to make the real estate registries duly document the creation of the New Bonds Record, evidencing such registration by means of the certified copies of the Individual Instruments with the documents evidencing the registration with the corresponding real property registry, within a term of 365 days as of the Signature Date (the "New Bonds Registration Commitment"). (l) In such cases the Settlor chose to issue New Bonds pursuant to the terms provided for in paragraphs (h) to (k) of this Section Five and did not evidence, regarding one or more Loans, the compliance with the New Bonds Submission Commitment or with the New Bonds Registration Commitment, in the way and under the conditions set forth in paragraphs (j) and (k) of this Section Five, as it may correspond, and notwithstanding the provisions of subsection (e) of this Section Five, after the Trustee's requirement to do so, pursuant to the instructions given to such effect by any of the Holders, the Settlor shall, (i) in the event of default of the New Bonds Submission Commitment, repurchase such Loans or, (ii) in the event of default of the New Bonds Registration Commitment, and at the exclusive option of the Settlor, repurchase or replace such Loans regarding which the Settlor had defaulted on the New Bonds Submission Commitment and/ or the New Bonds Registration Commitment. The terms and conditions set forth in Section Eighteen hereof for Defective Trust Property shall be applicable to such repurchase or replacement.
(ll) The provisions set forth in this Contract as regards the Bonds shall be applicable mutatis mutandi to the New Bonds. SECTION SIX. REGISTRATION OF THE BONDS. ENDORSEMENT OF POLICIES (a) It is expressly evidenced that, in compliance with the provisions of section 8 of decree 780/95, at the execution hereof, the Settlor gives the Trustee the documents evidencing the ownership of each of the Bonds and the debt balance corresponding to each of the Bonds as arises from the Registration of the Bonds, under the terms and conditions set forth in the abovementioned section 8 of decree 780/95, and the Trustee receives them in custody on behalf of the Financial Trust. Furthermore, in compliance with applicable law and in view of the evidencing documents indicated in Section Three hereof, Banco de Galicia, in its capacity as Registrar of the Bonds Record, shall enter in the Bonds Record the trust transfer of the Bonds carried out by virtue of this Contract in favor of the Trustee pursuant to the provisions of Decree 780/95, on or before the issuance of the Securities. (b) At the time of the issuance of such Securities, or before such date, the Settlor shall evidence, at the satisfaction of the Financial Trust Legal Counsels, the endorsement of the policies that instrument all the Insurances in favor of the Trustee, together with the written acceptance of the insurance company when necessary.

SECTION SEVEN. REGISTRATION OF THE SECURITIES. (a) The Securities are issued as book-entry Securities. The Senior Participating Certificates shall have a minimum denomination of $1,000. The Subordinated Participating Certificates shall have no minimum denomination at all. (b) Until the date in which the Public Offering Authorization is granted, the trustee shall act as Registrar of the Securities. The Registrar shall keep a record of the Securities in which it shall enter the ownership of, transfers of, liens and preliminary injunctions on them (the "Securities Record") and shall pay the Holders the corresponding amounts arising therefrom in agreement with this Contract. (c) During the whole currency of this Financial Trust, the ownership of the Securities shall be exclusively regulated by what arises from the evidencing documents of the Securities Record, being the owner of the Securities, included in such record, entitled to all the rights corresponding to the Holders pursuant to this Contract, with no need to instrument an assignment of the rights of the assignor Holder pursuant to this Contract. SECTION EIGHT. ISSUANCE AND SUBSCRIPTION OF THE SECURITIES (a) On the date the Trust Transfer Condition takes place, the Trustee shall issue the Securities, under the terms and conditions set forth herein, and shall record them, in its capacity as Registrar, pursuant to the subscriptions specified based on the information included in Schedule B hereto.
(b) All the Senior Participating Certificates shall be credited to the Subscribers on the date the Trust Transfer Condition takes place, in the amounts specified in Schedule B hereto, paying on such date, as consideration, the Subscription Price of the Loans and the Subscription Price of the Bonds, (equivalent to 100% of the face value of the Senior Participating Certificates) with the funds contributed to the Initial Trustee pursuant to the Initial Trust. The Initial Trustee, once the Precedent Conditions set forth to that end have been verified, shall start to make transfers, on behalf of the Financial Trust and as payment of the Price of the Trust Property, pursuant to the following breakdown: (i) the Subscription Price of the Loans shall be transferred to the Withholding Account and (ii) the Subscription Price of the Bonds shall be transferred to the Settlor's Account. (c) All the Subordinated Participating Certificates shall be credited to Banco de Galicia on the date the Trust

Transfer Condition takes place, offsetting its obligation to pay the subscription price thereof against the Trustee's obligation to pay to Banco de Galicia the corresponding portion of the Price of the Trust Property. (d) The Settlor hereby expressly and irrevocably instructs the Trustee to set aside from the Subscription Price of the Bonds, and the Trustee sets aside, the amount of $1,600,000 (One Million Six Hundred Thousand Pesos) for setting up the Reserve Fund. Such amount shall be deposited in the Reserve Fund Account and shall be used, if necessary, in the manner provided for in Section Twenty One (c). The Trustee has not assessed, and shall not be bound to determine, the sufficiency of the Reserve Fund. (e) The Subscription Price of the Loans withheld in the Withholding Account shall be released and transferred to the Settlor on a weekly basis as long as (i) evidence is provided of the Settlor's compliance with its obligation to give notice, by means of a notary public, of the trust transfer instrumented hereunder to each Debtor regarding each Loan and pursuant to the provisions set forth herein. To that end, the Settlor shall give the Trustee a Notification Certificate in order to evidence the notification provided to the Debtor by means of a notary public; or (ii) evidence is provided of the Settlor's (A) creation, issuance and registration of the New Bonds on the New Bonds Record in the name of the Trustee, all of the above in the terms provided for in Section Five (h) to (j) and (B) submission of such New Bonds before the corresponding Real Estate Registry for their registration, all that pursuant to the provisions of Section Five (j). The release pursuant to the provisions of point (ii) of this paragraph (e) shall only take place in case the Trustee had previously received a written opinion from the Financial Trust Legal Counsels, at the Trustee's entire satisfaction, expressly and unconditionally indicating that the compliance with all the requirements provided for in point (ii) of this paragraph (e) are sufficient for the change of ownership of the credit instrumented by means of the corresponding New Bond to the Trustee to be enforceable against third parties. The Trustee, once the conditions provided for in point (i) of this paragraph (e) have been complied with, or once the conditions set forth in point (ii) of this paragraph (e) have been complied with -as long as it has received the previous written opinion from the Financial trust Legal Counsels pursuant to the provisions set forth in this paragraph (e) to that respect- shall release from the Withholding Account, on a weekly basis and in favor of the Settlor, the seventy five per cent (75%) of the outstanding capital amount as at the date of the execution hereof or pursuant to the Loans or New Bonds that correspond (pursuant to the breakdown included in Schedule A hereof), based on the information included in the Notification Certificate in the case of point (i) or else such other information furnished by the Administrator and certified by the Auditors in the case of point (ii), not later than two (2) Business Days before each release date. (f) The proceeds of the contribution of the Subscription Price of the Loans withheld in the Withholding Account shall be released and transferred to the Settlor on a monthly basis, on each Date of Services Payment. SECTION NINTH. REPRESENTATIONS AND GUARANTEES OF THE SETTLOR. The Settlor makes the following representations on the Date of Signature, which the Trustee has based on in order to enter into this contract: (a) As regards the Settlor and this Contract: (i) Constitution and Compliance. The Settlor is a corporation (sociedad anonima) duly organized in the Argentine Republic that operates as a commercial bank authorized by the Central Bank of the Argentine Bank. It has full capacity and authorization to hold property and carry out its business activities in a regular way, enter into this contract and undertake obligations pursuant to its terms and conditions. (ii) Sufficient Authorization. The signing of this contract, the fulfillment of its obligations and the exercise of the rights corresponding to the Settlor shall be duly authorized by its Board of Directors in their meeting through the minutes, which certified copy shall be submitted to the Trustee, at its discretion, within ten (10) Business Days of the Date of Signature. The obligations undertaken by the Settlor hereunder shall represent valid and binding obligations, fully demandable to the Settlor pursuant to its terms. (iii) Lawfulness. The signing of this agreement and the fulfillment of the obligations and the exercise of the rights corresponding to the Assignor according to the provisions hereof do not infringe or imply the breach of any term of the articles of association or bylaws or of any other constitutional document of the Settlor and do not constitute, and shall not constitute (after any required notice has been given or any grace period has elapsed or both conditions), a breach of any term issued by a Governmental Authority or any contract, agreement or obligation to which the Settlor is a party or under which it has undertaken obligations. (b) As regards the Loans and Mortgage Bonds: (i) Effectiveness. The Loans and Mortgage Bonds shall maintain their force and effect and shall represent valid and binding obligations demandable to the Debtors according to their terms and conditions and have not been cancelled, and their right over mortgaged property in first degree that guarantees their repayment (hereinafter referred to as "Mortgage Security") is duly registered with the corresponding real estate registries. The Mortgage Bonds have been duly issued and registered with the Mortgage Bond Registry and this Registry is duly kept in accordance with the regulations applicable to it.
(ii) Enforceability. The Loans and Mortgage Bonds shall not be subject to any rescission, compensation, counterclaim or defense right, including any usurious defense by the Debtors, and the fulfillment of any of the terms and conditions of the Loans and Mortgage Bonds or the exercise of any right provided herein shall not turn the Loans or Mortgage Bonds totally or partially unenforceable and shall not subject them to any rescission, compensation, counterclaim or defense right, including an usurious defense, and no such rescission, compensation, counterclaim or defense right has been filed or exercised as regards them. (iii) Origin. Loans and Mortgage Bonds have been created by the Settlor, during their ordinary course of business and in compliance with all the regulations issued by the Governmental Authorities applicable to the creation and maintenance of the Loans and Mortgage Bonds for the purchase, construction, extension and/or refurbishment of permanent residences or for other purposes provided that the Mortgage Security is granted on the permanent residence of one or more Debtors under the Loans or Bonds. In all cases, Loans and Mortgage Bonds are loans granted in a foreign currency that were converted into pesos pursuant the regulations set forth in Act 25,561 or the Decree 214/02.(iv) Transfer of Trust Property. Trust Property may be transferred by the Settlor pursuant to the terms and extent established in Title I of Act 24,441, and in section 1434 and subsequent ones of Civil Code for the Loans, and with the extent of what is provided for in section 5 and subsequent ones of Decree 780/95 for Mortgage

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Bonds. (v) Marketable Title. The Settlor has not sold, assigned or pledged the
Loans and Mortgage Bonds in favor of any person and has a full and marketable title over them, free and exempted from all and any encumbrances, pledges, charges, claims or in rem rights, and it was the sole owner of said Loans and Mortgage Bonds having full rights to transfer such Loans and Mortgage Bonds to the Trustee on a trust for the benefit of the Securities' holders. (vi) Non-Material Breach. There are no breaches or infringements of the terms and conditions of the Loans and Mortgage Bonds that may adversely affect the Financial Trust's capacity to comply with its obligations under the Securities.
(vii) Settlor is not aware of the fact that the respective Real Property is rented or not occupied by the Debtor. (viii) No mortgage foreclosure has been filed and there are no pending legal or administrative actions as regards the Loans and Mortgage Bonds. (ix) None of the documents instrumented by a Loan and a Mortgage Bonds is defective, and the documentation submitted to the Administrator is the complete, true and valid documentation that evidences each Loan and Mortgage Bond necessary to exercise and assert the rights included and expressed therein. (x) Loans and Mortgage Bonds shall be free and exempted from any kind of encumbrances, pledges, charges or in rem rights of any nature different from those arising hereunder. (xi) The information related to the Loans and Mortgage Bonds described in Exhibit A hereunder is complete, authentic, and correct and does not material errors or withholdings that may lead to a material error. (xii) The Mortgage Security granted as regards each Loan and Mortgage Bond is duly constituted, is a valid and effective first-degree in rem right constituted on the respective real property and said real property is free and exempted from any encumbrances or charges with a privilege higher than the first degree in rem right of said Mortgage Security, only subject to (a) the burden of the current taxes and contributions levied on said Real Property, (b) the undertakings, conditions and restrictions, right of way, easement and other issues inherent in the official registration that, on the registration date, are acceptable for the institutions granting mortgage loans in general, and do not adversely affect the appraisal value of the Real Property; (c) the privileges for unpaid service charges and (d) other issues that may affect similar property that do not substantially interfere with the benefits of the guarantee that is being granted by the

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Mortgage Security mentioned ut-supra or with the use, enjoyment, value or marketing of the corresponding Real Property. Every construction or improvement in the Real Property financed under the corresponding Loan or Mortgage Bond has been duly finished. If the respective Real Property has been built recently or its construction has been finished with the Loan or Mortgage Bond, said Real Property has been built, to the Settlor's Best Knowledge and Belief, according to the applicable construction codes and regulations and the constructor has guaranteed all the materials, labor work and systems for a term of at least one year (xiii) Settlor has not amended any document evidencing the Loan or the Mortgage Bond in any material aspect and has not satisfied, cancelled or subordinated the Mortgage Security, totally or partially and has not removed the Real Estate from the Mortgage Security in favor of the Settlor and has not issued any other document implying the discharge, cancellation, modification or compliance unless said discharge, cancellation, modification or compliance is provided for or included in the documents evidencing the Loans, the provisions of Communique A3055 of the BCRA or any other regulation applicable to the origin, administration and execution of the Loans and Mortgage Bonds, and there is no pending amendment to their terms and conditions. (xiv) The balance of the original total principal of each Loan or Mortgage Bond has been totally paid out; all costs, fees and expenses incurred in order to grant, close and register the Loan or Mortgage Bond and to register the Mortgage Security have been paid and the Debtor has no right to any reimbursement of said amounts paid and owed under the Loan or Mortgage Bond. (xv) To the Settlor' Best Knowledge and Belief, the improvements carried out in the Real Property have been duly authorized and approved by the competent authorities. (xvi) To the Settlor' Best Knowledge and Belief, none of the improvements performed in the Real Property or that are part of it infringe the urban planning regulations or inspections, licenses or certificates that have to be granted or issued as regards the parts of the Real Property that are occupied. (xvii) To the Settlor' Best Knowledge and Belief, there are no pending procedures for the total or partial condemnation of the respective Real Property and said property has not suffered any deterioration due to environmental contamination, waste, fire, earthquake, wind storms, floods, tornados or other phenomena. (xviii) All the buildings of the

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respective Real Property financed or contemplated in the documentation of the
Loans or Mortgage Bonds are insured by means of an insurance policy issued according to the provisions to be applied in each case and said insurance is in full force and effect; under the provisions of the Loan or Mortgage Bond, the Debtor is bound to maintain that insurance at its own cost. (xix) Compensations under the Insurances shall be for the benefit of the Settlor or its assignees, or the Debtor, as per provided for by the respective rules and as from this assignment, they shall benefit the Financial Trust represented by the Trustee.
(xx) Settlor has no knowledge of the respective Debtor' intention to refinance the Loan or the Mortgage Bond, and the Settlor has not requested the Debtor , either directly or indirectly, to refinance the Loan or the Mortgage Bond. (xxi) Loans and Mortgage Bonds are subject to be assigned, and said assignment to the Trustee is valid and acceptable for its registration under the laws of the jurisdiction where the corresponding Real Property is located. (xxii) The Settlor holds all documents evidencing the Loan and Mortgage Bonds, including the corresponding copy of the public deed as well as the other legal documentation necessary for a possible foreclosure of the Loan, and are in the possession of the Settlor upon the execution hereof. (xxiii) All the Loans and Mortgage Bonds are qualified as the first category under the BCRA's rules, that is, they do not have delays of more than thirty days. (xxiv) The Loan is not and has not been secured by other means other than the encumbrance constituted by the corresponding mortgage. (xxv) Settlor has assigned the Trustee all of its rights under the Loan or Mortgage Bond, including those related to the Mortgage Security. (xxvi) All the credits subject-matter of the Loans and Mortgage Bonds have a remaining term of less than one hundred and eighty-one (181) months. (xxvii) The proportion of the principal paid out under the Loans and Mortgage Bonds up to the date of said disbursement represented in the value of the real property secured by the Mortgage Security was less than an eighty-one per cent (81%). SECTION TENTH. DIVIDENDS OF SENIOR PARTICIPATING CERTIFICATES. Senior Participating Certificates shall accrue dividends as from the date of their issuance (the "Dividends of the Senior Participating Certificates or "Dividends"). Said dividends shall be calculated by applying an annual nominal rate equal to the bigger of (A) 2% or

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(B) 60% of the annual average nominal interest rate applicable to the Trust
Property during the corresponding Period of Dividends, being (A) or (B) applicable to a sum equivalent to the difference existing between (i) the Original Principal Balance of the Trust Property adjusted by the Reference Stability Ratio or the Substitute Index as from the Date of Signature to the last day of the corresponding Period of Dividends; and (ii) the total amount of payments of Distributions under the paid Senior Participating Certificates adjusted by the Reference Stability Ratio or the Substitute Index as from the date each payment is made to the last day of the corresponding Period of Dividends. Dividends shall be paid monthly and by each Period of Dividends due in each Date of Services Payment by the Registrar. Dividends shall be calculated on the basis of a 360-(three hundred and sixty) year and 30-(thirty)-day interests periods. Determination and calculation of the Dividends amounts shall be made by the Administrator and certified by the Auditors, through a written report which shall be submitted to the Registrar with no less than 2 (two) Business Days prior to each payment date. SECTION ELEVENTH. DISTRIBUTIONS UNDER THE SECURITIES. (a) Senior Participating Certificates shall be entitled to receive, through periodical distributions, a total amount equivalent to the 75% of the Original Principal Balance of the Trust Property, adjusted by the Reference Stability Ratio or the Substitute Index as from this Contract's date to the date which the total amount mentioned above has been distributed (the "Total Distribution of the Senior Participating Certificates"). Said Distributions shall be paid monthly by the Registrar on each Date of Services Payment. On such dates, a payment shall be made to the Senior Participating Certificates' Holders equivalent to the total Distribution Funds of the Senior Participating Certificates until the Date of Services Payment on which (hereinafter called the "Equivalence Date") the sum of (i) the amounts effectively received by the Senior Participating Certificates' Holders by virtue of the Distributions under the Participating Certificates plus the amount arising from the application, as from each Date of Services Payment to said date, of the Reference Stability Ratio or the Substitute Index to each Distributions plus (ii) the available Distribution Funds of the Senior Participating Certificates at such

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date shall be at least equal to the amount of the Total Distribution of the
Senior Participating Certificates. Said Distribution Funds of Senior Participating Certificates shall be applied to pay off the Senior Participating Certificates on the Equivalence Date, and the balance, if any, shall be distributed among the holders of Subordinated Participating Certificates pursuant to the provisions set forth in the following item (b). To such purpose, the Administrator shall verify and inform the Registrar and the Trustee about whether or not the Equivalence Date has occurred during each Collection Period with no less than three (3) Business Days prior to each Date of Services Payment (the "Equivalence Report"). In the case the Equivalence Date has been verified, its occurrence shall be certified by the Auditors in the Equivalence Report that is submitted to the Trustee. The occurrence of the Equivalence Date shall be informed by the Trustee through an authentic means to each Holder in the Date of Services Payment following such occurrence. In no event, the Trustee shall have any obligation to verify the occurrence of an Equivalence Date. The determination and calculation of the Distributions amount shall be performed by the Administrator, through a written report to be submitted to the Registrar with no less than two (2) Business Days prior to each payment date. (b) Once all Senior Participating Certificates have been paid off pursuant to the previous paragraph, the Subordinated Participating Certificates shall be entitled to receive monthly payments in view of the Distributions ("Distribution under the Subordinated Participating Certificates") on each Date of Services Payment, date on which a payment shall be made to the Subordinated Participating Certificates' Holders equivalent to the Distribution Funds of the Subordinated Participating Certificates (as per this term is defined in Section Fourteenth). (c) When the total amounts due under the Senior Participating Certificates have been paid off, all the Subordinated Participating Certificates' Holders can require the participating certificates to be paid in advance in exchange for the existing Trust Property. SECTION TWELFTH. TRUST ACCOUNTS. (a) The sums of money collected due to the pre-payments of the principal, interests and commissions and due to any other concept corresponding to the Trust Property's Loans and Mortgage Bonds, as well as the sums of money arising from the Real

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Property's mortgage foreclosure and the Insurances' collection shall be deposited on a daily basis as from the Date of Signature by the Administrator in a trust account opened at the ABN AMRO Bank, Branch of Argentina. This trust account shall be a special Peso-denominated s current account, and shall be identified by the account number that the Trustee shall inform in due time to the Administrator and the Auditors; the account holder shall be under the Financial Trust's name and to the order of the Trustee (the "Collecting Trust Account"). This transfer shall be made within the term of one (1) Business Day upon having received said sums by the Administrator. (b) Furthermore, the Trustee has opened a trust account at the ABN AMRO Bank, Branch of Argentina, which is a special Peso-denominated current account, and identified by the account number that the Trustee shall inform in due time to the Administrator and the Auditors; the account holder is under the Financial Trust's name and to the order of the Trustee. On this account, the amounts corresponding to the Financial Trust's Expenses, excluding the Financial Trust's Taxes (the "Expenses Account") shall be deposited. At any time, the Expenses Account shall have a minimum balance equal to the sum determined by the Administrator, through a written report certified by the Auditors, to be able to pay all of the Financial Trust's Expenses, excluding the Financial Trust's Taxes, up to the following Date of Services Payment ("Minimum Balance of Expenses"). (c) The Trustee has opened a trust account at the ABN AMRO Bank, Branch of Argentina, which is a special Peso-denominated current account, and identified by the account number that the Trustee shall inform in due time to the Administrator and the Auditors; the account holder is under the Financial Trust's name and to the order of the Trustee. On this account, the Reserve Fund shall be deposited in order to be able to pay the Expenses and Taxes of the Financial Trust's Constitution (the "Reserve Fund Account"). The Reserve Fund shall have these deposits in said account until the complete payment of the Expenses and Taxes corresponding to the Financial Trust's Constitution, which payment shall be made by the Trustee through the corresponding debits from said account. (d) The Trustee has opened a trust account at the ABN AMRO Bank, Branch of Argentina, which is a special Peso-denominated current account, and identified by the account number

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that the Trustee shall inform in due time to the Administrator and the Auditors;
the account holder is under the Financial Trust's name and to the order of the Trustee. On this account, the withholding amounts of money pursuant to Section Eighth (b) (i) herein (the "Withholding Account") shall be deposited. All interests accrued up by the amounts deposited in the Withholding Account shall be kept in such account and paid in the same way and periodicity as the Loans are paid, pursuant to the provisions set forth in Section 8(e) hereunder.
SECTION THIRTEENTH. ADMINISTRATION OF THE TRUST PROPERTY. (a) The parties to this contract hereby appoint Banco de Galicia y Buenos Aires S.A. as the Administrator, in order that, pursuant to the provisions set forth in the Administration Contract and to the rules established in the Civil Code, be in charged of the custody and maintenance of the documentation, as well as the custody, management and the (administrative, judicial and extra-judicial) collection of the Trust Property assigned to the Financial Trust. To that end, Banco de Galicia hereby subscribes together with the Trustee the Administration Contract related to this Financial Trust.(b) Each Holder, on its sole
Securities' subscription or acquisition, shall give its consent so as Banco de Galicia or whoever may succeed the latter in said function in the future in agreement with the provisions set forth in the Administration Contract, can perform its duties as Administrator thereunder. (c) The Administrator shall be in charge of the Financial Trust's accounting, and, in compliance with such functions, shall be audited by the Auditors. Thus, it is established that Banco de Galicia shall not receive any commission, fee, or compensation whatsoever for its services rendered as Accountants. (d) Any collection of money related to the Trust Property, whether it be in cash upon reception of sums of money, in species through property in lieu of payment, delivery of mortgage bonds or securities pursuant to this contract; as well as any resignation, dispensation, transaction, reduction, delay or remittance of sums to be collected under such mortgage bonds or securities, whether these be interests, commissions or other concepts established hereunder, and the receipts, instruments, or documents proving such legal acts shall be subscribed by the Administrator with the express evidence that all the above-mentioned documents are granted in terms of the Financial

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Trust. SECTION FOURTEENTH. ALLOCATION OF FUNDS ON THE DATE OF SERVICES PAYMENT.
Two Business Days before each Date of Services Payment, the amounts of money existing on each Cut off Date at the Collecting Trust Account shall be allocated on each Date of Services Payment to the following purposes as it is set forth below, with the following priority and subordination: First, to pay or reimburse any deficiency occurred in the Minimum Balance of Expenses in the Expenses Account, and pay the corresponding Financial Trust's Expenses (excluding the Financial Trust's Taxes), based on the information provided by the Administrator and certified by the Auditors to the Trustee; Second, to pay, based on the information certified by the Auditors, the Dividends of Senior Participating Certificates on each Date of Services Payment by the Registrar. To this purpose, the Trustee shall transfer to the accounts stated by the Senior Participating Certificates' Holders the necessary amounts to pay said Dividends of Senior Participating Certificates corresponding to said Date of Services Payment; Third, to pay, based on the information certified by the Auditors, the Distributions of Senior Participating Certificates on each Date of Services Payment by the Registrar. To this purpose, the Trustee shall transfer to the accounts stated by the Senior Participating Certificates' Holders all the funds existing in the Collecting Trust Account, provided that all provisions set forth in the above two paragraphs of this Section have been complied for the payment of the distribution corresponding to said Date of Services Payment (such funds, the "Distribution Funds of Senior Participating Certificates"); and Fourth, once all of the Senior Participating Certificates has been paid out, to pay the Distributions on the Subordinated Participating Certificates by the Registrar, based on the information certified by the Auditors, and following the instructions by the Registrar, the Trustee shall transfer to the accounts stated by the Subordinated Participating Certificates' Holders all the funds existing in the Collecting Trust Account, provided always that all provisions set forth in the above three paragraphs of this Section have been complied for the payment of the participation corresponding to said Date of Services Payment (such funds, the "Distribution Funds of Subordinated Participating Certificates"); SECTION FIFTEENTH. COMPENSATION FOR THE TRUSTEE AND

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THE ADMINISTRATOR. (a) The Trustee shall receive for the services rendered hereunder, (a) as commission for accepting to act as financial trustee hereunder, a compensation of Pesos Seventy Thousands ($ 70,000) plus the applicable V.A.T. payable within five (5) days of the Date of Signature, through a check issued to the order of ABN AMRO Bank, Branch of Argentina; and (b) as an annual commission to act as financial trust hereunder , a compensation of US Dollars Sixteenth Thousands (US$ 16,000) plus the applicable V.A.T. to be paid annually, in advance, and in Pesos at the offer exchange rate informed by the ABN AMRO Bank, Branch of Argentina, for each anniversary date as from this Contract' signature date or the Business Day immediately after if such date were a non-business day. The payment of the first annual commission shall be withhold and debited from the sums corresponding to the Mortgage Bonds' Subscription Price by the Trustee within ten (10) Business Days as from the Date of Signature. In any case, the relevant exchange rate date shall be that of the day immediately before the payment date. (b) The Administrator shall receive, for the services rendered hereunder and under the Administration Contract, no commission, fee, or retribution, or compensation whatsoever. SECTION SIXTEENTH. PURCHASE OPTION BY THE SETTLOR (a) It is hereby established that the Settlor shall have the option to purchase al or part (in this last case on a pro-rata basis between the Senior Participating Certificates'Holders) of the Senior Participating Certificates, which option can be exercised at any time during the effective period of said Participating Certificates (the "Purchase Option"), with the prior consent of the Senior Participating Certificates'Holders representing a Majority Interest. The price to be paid when the Purchase Option is exercised shall be equal to the difference existing between (i) the Original Principal Balance of the Trust Property adjusted by the Reference Stability Ratio or the Substitute Index as from the Date of Signature to the date such Purchase Option is exercised, plus the amount of Dividends accrued and not distributed as at the date that Settlor pays the price of such Purchase Option, and (ii) the total amount of Distributions payments made under the Senior Participating Certificates paid up to the date that Settlor pays the price of the Purchase Option pursuant to Section Eleventh hereunder (excluding the paid Dividends) adjusted by the Reference Stability Ratio or the Substitute Index, as from the date that each payment is made up to the date on which the Purchase Option is effectively exercised. (b) The Purchase Option can be exercised in as many opportunities as Settlor deems it convenient, provided always that the latter has complied with its obligations under this Contract and under the Administration Contract. Exercise of the Purchase Option shall be notified in writing by the Settlor to the Trustee, who shall give written notice to the Senior Participating Certificates' Holders and the Auditors within two (2) Business Days upon being notified. After thirty (30) running days, had said Purchase Option not been exercised as notified in writing to the Trustee, the Settlor and the Senior Participating Certificates' Holders, said Purchase Option shall have no effect whatsoever. The price of the Purchase Option shall be calculated by the Administrator and certified by the Auditors within two Business Days upon receiving such notice. The Trustee, the Auditors and the Senior Participating Certificates' Holders hereby agree to cooperate in performing all the acts that the Settlor may reasonably request to them to exercise the Purchase Option. (c) In order that the Purchase Option shall be valid and binding, it shall contain the following elements: (1) to be prepared in writing; (2) to be subscribed by the Settlor's representative having the sufficient powers so as to be certified by a notary public through a certification issued to such purpose; (3) to state the effective exercise date of the offer proposed by the Settlor; (4) to state the number of Senior Participating Certificates that the Settlor intends to acquire; (5) to indicate the form of payment of the Purchase Option's price, which shall be effected, in all cases, previously or simultaneously to said exercise; and (6) to contain the firm and irrevocable purchase commitment, and that all expenses and taxes that such transaction incur or may incur for the Trustee and/or the Financial Trust. It shall be the exclusive responsibility of the Settlor to authentically notify the Trustee, in such capacity and in its capacity of Registrar, of any transference made pursuant to this contract to the purposes of registration and payment of the Securities, subject-matter of the repurchase. Said notice shall not be given within less than 1 (one) Business Day from any payment date under the Securities. SECTION SEVENTEETH. OBLIGATORY REDEMPTION BY THE SETTLOR (a) The

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Settlor hereby undertakes the obligation to repurchase all of the Senior
Participating Certificates, if so required by their Holders, in case one or more third-parties jointly acquire, either directly or indirectly, the right to appoint the majority of the members of the Settlor's Board of Directors or of the person who shall succeed it in the future (the "Acquisition Event"). It shall be excluded from this obligation the capitalization in the Settlor of its present credits by foreign financial institutions having the above-mentioned effect. With no need to verify or make any inquiry whatsoever, the Trustee shall consider that an Acquisition Event has occurred when so informed in writing by two or more Holders representing at least 10 % of the Senior Participating Certificates' original face value (the " Notice of the Acquisition Event"). (b) Upon receiving a Notice of the Acquisition Event, the Trustee shall send a copy thereof to the Settlor and to the Senior Participating Certificates' Holders. Always within the first twenty (20) days of each Collection Period, any Senior Participating Certificates' Holder may request the Settlor (with a copy sent to the Auditors) through an authentic means to redeem whether all or part of its holdings in said Senior Participating Certificates (the "Redemption Request") to be effective on the Collection Period's Cut off Date, which the right entitled to hereunder had been exercised by the respective Senior Participating Certificates' Holder. Upon receiving such Redemption Request, the Settlor shall have 30 days in a row to perform such redemption. The price of the Senior Participating Certificates' redemption shall be determined by the Senior Participating Certificates'Holder and certified by the Auditors within two (2) Business Days upon the Trustee having notified said Redemption Request. The redemption price shall be paid by the Settlor to the corresponding Senior Participating Certificates' Holder on the Date of Services Payment immediately after the Collection Period, on which the redemption right granted hereunder had been exercised by such Senior Participating Certificates' Holder. The Trustee and the corresponding Senior Participating Certificates' Holder hereby agree to cooperate in making all the necessary acts to perform the redemption of the respective Senior Participating Certificates. Had the Settlor not paid the redemption price of the Senior Participating Certificates once the above-mentioned term has elapsed, it shall be deemed that the

Settlor has failed to comply with its obligations hereunder. The Redemption Request shall contain the following elements: (1) to be prepared in writing; (2) to be subscribed by the Senior Participating Certificates' Holder; (3) to state the Senior Participating Certificates that the Settlor shall acquire; (4) to state the requested redemption's payment date; (5) to state the form of payment of the price to be paid, which in all cases shall be performed previously or simultaneously to such redemption; and (6) to have the firm and irrevocable sale commitment. It is hereby agreed that all expenses and taxes that such transaction arises or may arise to the Trustee and/or the Financial Trust and/or the Senior Participating Certificates' Holders shall be at the Settlor's expense. The Settlor hereby agrees to cooperate in performing all acts which are reasonably necessary to carry out the Senior Participating Certificates' redemption. (c) The price payable by the Settlor in view of the Senior Participating Certificates' redemption to each Holder having exercised this option shall be equal to each Holder's proportion of said Senior Participating Certificates in the difference between (i) the Original Principal Balance of the Trust Property adjusted by the Reference Stability Ratio or the Substitute Index as from the Date of Signature up to the Collection Period's Cut off Date, which the right entitled to hereunder had been exercised by the respective Senior Participating Certificates' Holder, plus the amount of Dividends accrued but not paid up to the date on which Settlor pays the price of the Purchase Option, and
(ii) the total amount of the Distributions payments in view of the Senior Participating Certificates paid as at the date on which the Settlor pays the redemption price adjusted by the Reference Stability Ratio or the Substitute Index, as from the date each payment is made up to the Collection Period's Cut off Date, on which the right entitled to hereunder had been exercised by the respective Senior Participating Certificates' Holder. It shall be the exclusive responsibility of the Settlor to authentically notify the Trustee, in such capacity and in its capacity of Registrar, of any transference made in conformity with this contract to the purposes of registration and payment of the Securities, subject-matter of the redemption. Said notice shall not be given within less than 1 (one) Business Day as from any payment date under the Securities. SECTION EIGHTEEN. REPURCHASE OR REPLACEMENT OF

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TRUST PROPERTY ON DEFAULT OR DEFECTIVE REPLACEABLE TRUST PROPERTY. (a) If during a certain Collection Period, the amount of the Loans' and Mortgage Bonds' principal due and to be due with three (3) or more principal or interests installments due and unpaid that are higher than six per cent (6%) of the Loans' and Mortgage Bonds' Amount ("Unbearable Payments in Default"), the Settlor, at the Trustee's request based on a Report of Payments In Default (as per the term is defined below), shall replace the Trust Property on Default with other Substitute Trust Property, or shall repurchase, at its own discretion and option, such Trust Property on Default that may be necessary to the effects that the amount of the Loans and Mortgage Bonds' principal due and to be due, representing the above-mentioned default in their payments remains below six per cent (6%) of the Loan's and Mortgage Bonds' Amount. (b) To the purposes of this contract, a Report of Payments in Default shall mean a written report prepared by the Administrator and certified by the Auditors and submitted to the Trustee within twenty (20) running days as from each month's last Business Day. This report shall expressly state the verification of the Unbearable Payment in Default related to the respective Collection Period. Were the Trustee aware of the verification of the Unbearable Payment in Default through the Report of Payments in Default, it shall give written notice to the Holders, and shall send a written request to the Settlor whereby it requests the latter to comply with its obligation set forth in the previous paragraph. This request may take place within five (5) running days upon receiving said Report, but not later than the first fifteen (25) (sic) running days of each Collection Period. Upon receiving said request by the Trustee, the Settlor shall make the repurchase or replacement effective at the Collection Period' Cut off Date, on which the right entitled to hereunder had been notified to the Settlor. With at least five days prior to the stated Cut off Date, the Settlor shall inform the Trustee (i) whether it opts to repurchase and/or replace the Replaceable Property on Default, and (ii) the Replaceable Trust Property on Default that it intends to repurchase or replace with the Substitute Trust Property. The repurchase price shall be paid at the Collection Period' Cut off Date, on which the right entitled to hereunder had been notified to the Settlor. The Trustee and

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the Holders hereby agree to cooperate in performing all acts necessary to replace or repurchase the Replaceable Trust Property on Default. (c) In the event that at any time during the effective period of this Contract, any Loan and/or Mortgage Bond is qualified as a Defective Replaceable Trust Property, as this be notified in writing to the Trustee by the Administrator or else by the Financial Trust's Legal Counsels, the Settlor hereby undertakes the obligations to repurchase or replace, at its own discretion and option, those Defective Replaceable Trust Property with other Substitute Trust Property. To such purposes, upon receiving the request by the Trustee (who shall make such request based exclusively on the information provided by the Administrator and the Financial Trust's Legal Counsels), within the first fifteen (15) running days of each Collection Period, the Settlor shall perform and make the repurchase or replacement effective at the Collection Period' Cut off Date, on which the right entitled to hereunder had been notified to the Settlor. With at least five days prior to the stated Cut off Date, the Settlor shall inform the Trustee whether it opts to repurchase and/or to replace the Defective Replaceable Property. The conditions mentioned in the following paragraph (d) shall be applied with respect to the repurchase price of the corresponding Trust Property. The Trustee and the Holders hereby agree to cooperate in performing all reasonable acts that shall be necessary to replace or repurchase the Defective Replaceable Trust Property. (d) In those cases where the repurchase of Replaceable Trust Property on Default or the Defective Replaceable Trust Property may correspond, the price of said repurchase shall exclusively be the sum of principal and interests unpaid under the mentioned Trust Property being individualized by the Settlor at the Collection Period's Cut off Date, on which the right entitled to hereunder had been notified to the Settlor, as per determined by the Administrator and certified by the Auditors pursuant to this paragraph. The Auditors shall state in writing the repurchase price to the Trustee. Both in the cases of replacement or repurchase of the Replaceable Trust Property on Default or the Defective Replaceable Trust Property, such replacement and repurchase shall become effective, in the case of the Loans, through the corresponding individual public deed of assignment pursuant to the terms of said Individual Deed, and its notification to the

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corresponding debtors by notary public in the case of being Mortgage Loans; or
through the registration of their trust assignment to the Trustee with the corresponding Mortgage Bond Registry, in the case of the Mortgage Bonds. All these acts shall become effective by the Settlor within the first fifteen (15) running days from the corresponding Collection Period. (e) In the event that the Substitute Trust Property were instrumented as mortgage loans, the provisions set forth in Section Fifth related to the registration of the corresponding Mortgage Security's transfer shall therefore be applied. Thus, to that end the Irrevocable Power-of- Attorney shall be extended, and the obligation to repurchase or replace the unregistered loans established in sub-section (g) of such section shall be applied, and the terms specified therein shall be counted as from the signature date of the individual deeds described in the previous item, including the term of three hundred and sixty-five (365) days stated in sub-section (g) of said section. All expenses, costs and taxes incurred in performing and making the repurchases and/or replacements mentioned herein effective shall be in charge of the Settlor. (f) In no event, it shall be deemed that the Trustee has any obligation of determining the degrees of the payments in default, including the Unbearable Payment In Default, nor whether a Real Property is qualified as a Substitute Trust Property, a Defective Replaceable Trust Property or a Replaceable Trust Property on Default, or such Property's repurchase price. (g) In the event the applicable law were modified so as the Reference Stability Ratio or the Substitute Indexes were not applicable for at least a period of time between the initial enforcement date stated by Communique "A" 3507 of the Central Bank of the Argentine Republic and the Date of Signature, the Settlor undertakes the obligations to replace the Loans which constitute Trust Property, which at this contract' date does not exceed twelve
(12) months with Loans, which at the date of such replacement do not exceed twelve (12) months, being that: (i) Loans assigned as replacement shall also be qualified as Substitute Trust Property (ii) the provisions agreed upon in this Section Eighteenth for the repurchase of Replaceable Trust Property on Default or Defective Replaceable Trust Property shall be applied to said replacement. SECTION NINENTEETH. MEETING OF HOLDERS. To the purposes of making, giving, or receiving any claim,

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authorization or directive, notice, consent, resignation, amendment, correction or any other act related to this Contract, the following terms and conditions shall be complied with: (i) Call for the Meeting: The Trustee, per se or at the Holders' request representing at least 5% (five per cent) of the outstanding Securities may at any moment call a Meeting of Holders ("the Meeting"). Said Meetings of Holders shall be called pursuant to the provisions of section 237 of the Business Corporations Act. (ii) Representation: Holders may attend the Meeting personally or by the representation of another person duly appointed through a proxy, signature of which shall be certified by a financial institution, judicial authority or notary public. (iii) Notice of attendance to the Meeting: Holders who wish to attend the Meeting shall be registered with the Trustee with no less than two (2) days in advance to the date of call, through an authentic written notice sent to the Trustee. (iv) Quorum: The Meeting of Holders shall be validly held when the Holders representing the majority of the original face value of not canceled Securities are present thereat. Were the quorum not reached in the first call, a new Meeting of Holders shall be called, which shall be held within thirty (30) running days after the date established for the first call. The ordinary meeting on second call shall be validly held notwithstanding the number of Holders present thereat. In case of an extraordinary meeting on first call, it shall be required that Holders representing sixty per cent (60%) of the original face value of not canceled Securities be present, while in case of a meeting on second call, such percentage shall be reduced by thirty per cent (30%) of the original face value of Securities.(v) Majorities: Decisions in an ordinary meeting shall be adopted by the favorable vote of the absolute majority of the original face value represented thereat, while decisions in an extraordinary meeting shall be adopted by the favorable vote of at least fifty-one per cent (51%) of the original face value of not canceled Securities represented thereat. (vi)
Unanimity: The presence and the unanimous favorable vote of Holders representing one hundred per cent (100%) of the Securities' face value shall be required with the purposes of validly adopting a resolution at any' Meeting of Holders called to deal with any of the following proposals: (i) modify the method, order of preference or maturity of any amount for Distributions or Payment of Dividends under the Securities, (ii) reduce

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or cancel the amount of Dividends or Distributions payable with respect to such
Securities, (iii) modify the payment currency of the Securities or any other right, term or condition agreed upon under the Securities hereunder, (iv) any adverse modification to the interests of the Senior Participating Certificates' Holders in the terms of the Settlor's obligation to redeem said Senior Participating Certificates set forth in Section Seventeenth, or of the Settlor's obligation to repurchase the Trust Property stated in Section Fifth (g) or in Section Eighteenth (v) dispose of the Financial Trust's Property constituted to repay the Securities except for the cases considered hereunder and (vi) modify the provisions regarding the required quorum for any Meeting of Holders or with respect to the majority required to adopt an extraordinary resolution or any resolution related to items (i), (ii), (iii), (iv) or (v) of this sub-section
(vi). (vii) Subsidiary Rules: Regulations contained in Act 24,441, the Law of Negotiable Obligations, and in the Business Corporations Act shall be applied, with regard to those aspects related to the meetings which not expressly provided for in this Section. (viii) Securities owned by the Settlor: To the effects of calculating the quorum and votes in a Meeting, the Securities owned by the Settlor or any of its subsidiaries, controlling or related companies shall not be taken into account and shall not be deemed to be outstanding. SECTION TWENTIETH. OTHER RIGHTS AND DUTIES OF THE TRUSTEE (a) The Trustee shall not be obligated nor may it request loans on behalf of this Financial Trust. (b) The issued Securities shall not represent the Trustee's indebtedness and shall be exclusively payable with the Trust Property composing the Financial Trust. Said duties shall be exclusively paid with the Trust Property pursuant to regulations set forth in section 16 of Act 24,441. (c) The Trustee, based on the written information provided by the Administrator and the Auditors shall submit to the Governmental Authorities all the information that can be legally demandable in view of the Trust Property, with respect to each Financial Trust within the corresponding term. (d) The Trustee, based on the written information provided by the Administrator and the Auditors shall submit to the Holders the Monthly Management Report and the Annual Management Report within four Business Days upon completing their preparation, but not later than

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30 Business Days upon ending the corresponding calendar month in the case of the
Monthly reports and not later than 45 Business Days upon ending the annual fiscal year. Without prejudice of the above, the Trustee shall be obligated for the accountability to be submitted to the Holders pursuant to the terms and conditions set forth in Act 24,441. (e) The Financial Trust' Trustee shall keep an accounting system in agreement with the professional accounting standards set forth in the Republic of Argentina. The Trustee shall identify its books and registries corresponding to the Trust Property in order to record the Financial Trust as a segregated unit from the rest of its accounting books.(f) In benefit of the Holders, the Trustee shall take at any time all the reasonable measures that, at its best knowledge and belief and acting with due diligence (pursuant to Act 24,441), deems it necessary or convenient to safeguard and enforce their rights under this Contract. (g) Moreover, the Trustee, acting though the Administrator and based on the written information provided by the latter and the Auditors shall bind itself to: (i) Provide the BCRA with the monthly reports "Debtors of the Financial System" and "Statement of Condition of Debtors" or those which replace them related to the Trust Property. Thus, the Trustee shall accept to such effects, the application of Communique A2593 and its supplementary rules from the BCRA, adjusted to the form of payment that the BCRA's Superintendence of Financial and Exchange Institutions may establish, and any other information required by the BCRA within the corresponding term; (ii) Make the necessary documentation available for the Superintendence of Financial and Exchange Institutions of the BCRA at any time in order that such Superintendence may verify the level of compliance with BCRA's regulations as regards the classification and allowances of the Trust Property; (iii) Furnish the Holders which are financial institutions with: (i) the percentage of allowances to be applied to each kind of Securities, as regards their collection subordination level between such Securities according to the appropriation model established for the allowances between such Securities, which is enclosed herein as Exhibit E, as well as the Securities' residual face value calculated based on the corresponding Trust Property (net of allowances) and weighted by the percentage established for each of the Securities in their issuance terms; and
(iv) Accept the

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modifications specified by the Superintendence of Financial and Exchange
Institutions to be made to the appropriation model enclosed herein as Exhibit E. SECTION TWENTY-FIRST. EXPENSES AND TAXES. (a) The Financial Trust's Expenses, excluding the Financial Trust's Taxes, shall be primarily borne with the Minimum Expenses Balance deposited in the Expenses Account, or otherwise, with the funds arising from the Trust Assets up to the maximum annual amount of US$ 50,000 (US Dollars fifty thousands) (the "Projected Amount of Expenses"). If such amount is exceeded, the Trustee shall request in writing to the Settlor the necessary funds within seven Business Days upon receiving said written requirement in writing by the Trustee, or within a shorter period imposed by the circumstances (including but not limited to the case of a formal requirement by a Governmental Authority of a shorter period or the existence of shorter periods of payment). If such term elapses and the Settlor has not provided the corresponding amounts of money, the Trustee may directly debit the Financial Trust' Expenses from the Trust Accounts, or may also use the funds arising from the Trust Property and/or any other Trust Asset. Each extraordinary expense requested from and paid by the Settlor shall be reasonably documented in writing and accounted for to the Settlor on a monthly basis. The Administrator, pursuant to what is provided for in Section (g) of the Administration Contract, may deduct the Maintenance Expenses (as per such term is defined in the Administration Contract) from the Trust Property. The Financial Trust's Expenses shall be excluded from such Maintenance Expenses, as well as those expenses that due to their nature are the Administrator's internal expenses related to its infrastructure operation and/or related to the administration of its mortgage loan portfolio. The Maintenance Expenses are excluded from the estimation of the Projected Amount of Expenses.
(b) The Financial Trust' Taxes shall be directly borne by the Settlor. The Settlor shall provide such funds within the term stated in the previous item (a) based on the Auditors' determinations, copies of which shall be submitted to the Trustee. In emergency cases, to the sole and exclusive discretion of the Trustee, the Trustee shall be entitled to debit the necessary amounts to pay the Trust's Taxes levied on the Trust Assets to comply with the corresponding

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payment date, notwithstanding the Settlor's duty of bearing payment of such amounts. (c) The Expenses and Taxes related to the Constitution of the Financial Trust shall be borne by the Settlor, to which purposes the parties constitute the Reserve Fund deposited in the Reserve Fund Account. The Reserve Fund shall be used by the Trustee to pay the Expenses and Taxes related to the Constitution of the Financial Trust, thus directly allocating the amounts deposited in the Reserve Fund Account to payment thereof. SECTION TWENTY-SECOND. AUDITORS. TAXES. FISCAL YEAR CLOSING DATE. (a) Auditors shall provide the Financial Trust with all or any of the following services: (i) obtain taxing identification numbers, certify the Financial Trust's Taxes calculated by the Administrator, (ii) (a) audit and/or make the quarterly accounting with relation to the Trust Property, and (b) determine the Securities' book value and prepare any report required by the Trustee, the Administrator or the Settlor, and (c) render any other service related to the Financial Trust reasonably requested by the Trustee, and those reports and/or documents specified hereunder. (b) As regards the Financial Trust's Taxes related to this Financial Trust and to the Trustee's activity as such, the Trustee may base on the determination made by the Administrator and certified by the Auditors and/or the agents, with no obligation whatsoever by the Trustee as regards the construction of laws, decrees, regulations and other applicable rules, as well as to the criteria to be followed in determining such taxes, or the fulfillment of other substantial and formal obligations. To such purposes, said Auditors shall notify the Trustee, in clearly assertive terms, on the form, time and place to comply with all the obligations related to the taxes mentioned in this Section. Furthermore, the Trustee may request, as regards the determination of the Financial Trust's Taxes, that such determination be certified by its own auditors, in which case, all costs, expenses and fees incurred by said Auditors shall be exclusively borne by ABN AMRO Bank, Branch of Argentina. (c) The closing date of the annual fiscal year for the Financial Trust is established on each December 31 of each year. SECTION TWENTY-THIRD. ALLOWED INVESTMENTS. The Trustee, in representation of the Financial Trust and for the benefit of the Holders, may invest the amounts deposited in the Collecting Trust Account in the

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following: (1) peso-denominated mutual funds having a domestic rating not being lower than "A" (including the "Fondo Rembrandt Ahorro Pesos" of ABN AMRO Bank, Branch of Argentina, provided always that the latter at least keeps such "A" rating); (2) deposits in savings accounts or term-deposits in financial institutions (including the Trustee), in cash, foreign currency, placements in bond transactions (operaciones de caucion), swaps and shares of mutual funds. In all cases, the maturities dates of such placements shall be consistent with the payments to be made under the Securities pursuant to this Contract. Whenever placements are made in different financial entities other than the financial entity to which the Trustee belongs, or transactions guaranteed by private securities, the respective entities or securities shall meet the qualification requirements for investment of Retirement and Pension Funds pursuant to the provisions of Act No 24,241 an other applicable laws and regulations. Moreover, it is hereby established that the Trustee shall have no responsibility whatsoever before the Holders or the parties to this Contract for the results obtained in the investments of the Trust Property, especially as regards the funds deposited in the Trust Accounts. The Trustee shall not be responsible for the consequences of any measures adopted by any Governmental Authority or of any nature, including the force majeure and Acts of God, which affect or may affect any of the Trust Assets' investments, especially with respect to the funds deposited in the Trust Accounts. Thus, the above-mentioned results and/or consequences shall be sole and exclusively borne by the corresponding funds, and if applicable, by the Trust Assets, being in detriment of the Holders and/or the Settlor, to whoever said funds may ultimately belong pursuant to what is provided for in this Contract. The amounts deposited in the Withholding Account shall be kept by the Trustee as demand-deposits which shall be paid at the usual market values for ABN AMRO Bank's customers, Branch of Argentina. It is hereby agreed that the Trustee's obligations pursuant to this Contract with respect to the funds deposited in the Trust Accounts shall begin as from their effective crediting on the respective accounts by the Administrator or whoever may correspond. SECTION TWENTY- FOURTH. INDEMNIFICATION FOR THE TRUSTEE (a) The Settlor and the Holders shall waive the right to claim from the Trustee, its

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officers, directors, employees and/or its agents (any of such Individuals, an
"Indemnitee"), any indemnification and/or compensation resulting from any damage/or claim related to the exercise by this Indemnitee, unless fault or negligence by the latter qualified as such by a final judicial judgment ordered by a competent court, of its rights, functions and activities pursuant to this Contract, and/or related to the acts, procedures and/or transactions described and/or related to this Contract. Furthermore, the Settlor and the Holders shall unconditionally, totally and irrevocably waive the right to claim from the Indemnitee any indemnification and/or compensation resulting from any damage and/or claim with respect to the exercise of or failure to comply by the Administrator and/or Auditors and/or other agents and/or the Settlor itself (in the case of the Holders), with its rights, obligations, commitments, functions and activities hereunder and/or pursuant to the Administration Contract and/or other supplementary documents and/or the acts, procedures, and/or transactions specified and/or related to this Contract, and/or the Administration Contract and/or other supplementary documents. This waiver is an essential condition to this Contract for the Trustee to hire, and it shall be deemed as an integral part of the terms and conditions of the Securities. Therefore, the Holders, by their sole subscription and/or its assignees and successors, by their subsequent acquisition shall be subject to the terms of this waiver. (b) The Indemnitees shall be indemnified and hold harmless by the Settlor, in an unconditional, total and irrevocable way, with respect to any damage and/or claim (including commissions, fees and reasonable expenses of legal counsels) that any of said Indemnitee suffers or may suffer as the result of, on occasion that and/or due to (i) the compliance by said Indemnitee with its rights, activities, functions and/or acts and/or transactions specified and/or related to this Contract, and/or the acts and/or transactions specified and/or related to this Contract (including those resulting from proceeding pursuant to the irrevocable power of attorney granted to the Trustee's favor under Section Fifth, and following the instructions specified therein, as well as the failure to comply with its functions, non-acceptance of the office, or lack of notice in due time and form by the Notice Agent), and/or (ii) the lack of delivery in due time and form to such Indemnitee or, if applicable, to any

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Governmental Authority, of the information that the Settlor and/or Auditors and/or any other agent or third-party must submit hereunder, (iii) the occurrence of any error, omission, or misrepresentation in the information submitted to said Indemnitee or, if applicable, to any Governmental Authority, pursuant to this Contract, by the Administrator and/or the Settlor and/or the Auditors and/or any other agent or third party and/or (iv) any claim in terms of the principal, compensatory interests, penalty interests, fines and/or any other specified penalty established by any governmental authority during the term of lapsing of a legal right applicable in relation to the assessment or collection of any of the Taxes on the Financial Trust, in any of the cases of items (i),
(ii), (iii) or (iv), unless fault or negligence by such Indemnitee qualified as such by a final judicial judgment ordered by a competent court. To such purposes, the Trustee by its own account or on the account of the Indemnitee, may collect the amounts corresponding to the Trust Property, including the funds deposited in the Trust Accounts and/or through the sell-off of the Trust Assets. The duties of the Settlor under this Section will remain in force until the lapsing of the legal right to sue the Indemnitee. (c) The Trustee, by its own account or on the account of the Indemnitee, shall immediately notify the Settlor, of any responsibility, damage and/or claim, present or potential, in accordance with this Section, and shall furnish the Settlor, as soon as possible, with all the information and a certified copy of all the documentation in the hands of the Trustee in relation to the event provided for in this Section which might have entitled the involved Indemnitee to be indemnified by the Settlor pursuant to this Section, and the cooperation that the Settlor may reasonably request from the Trustee. (d) In the event that, at any time, any commitment, waiver, obligation or indemnification duty hereunder were declared inefficient, null, invalid or unenforceable in any way, this shall constitute Reasonable Cause for the Trustee to resign. Such commitments, waivers, obligations and duties of indemnification shall remain effective in favor of the Trustee for as long as the term of legal limitation of the rights and actions on which a claim to the Trustee may be based on.(e) The Holders, as regards the commitments, waivers, obligations and duties of indemnification undertaken hereunder, hereby expressly agree and state that such commitments, waivers, obligations and duties of indemnifications in

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favor of the Indemnitee, especially the waiver made under the above- mentioned item (a) and the indemnification agreed upon in the above-mentioned item (b), shall include not also the events of waiver and indemnification mentioned therein, but also any damage and/or claim (including commissions, fees and reasonable expenses of legal counsels) that such Indemnitee suffers or may suffer resulting from, on the event that and/or due to an inquiry, claim, procedure or any fact or act by a third-party and/or Governmental Authority related to the impugnment, objection, nullity, invalidity, ineffectiveness or unforceability of any of the terms and conditions of the Securities and/or the issuance structure (as a whole the "Structure"), considering that the Structure has been agreed and negotiated between the Subscribers and the Settlor without the Trustee's participation. SECTION TWENTY-FIFTH. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may, at any time, through a written notice sent to the Settlor within sixty (60) running days in advance, resign and be discharged from its obligations and responsibilities stipulated hereunder. Said resignation shall not imply the Trustee's discharge from the acts or omissions performed or incurred with its fault or negligence qualified as such by a final judicial judgment ordered by a competent court during the performance of its functions. Once the term of sixty (60) running days has elapsed and: (i) the appointment of a substitute financial trustee as set forth in item c) herein replacing the Trustee ("the Substitute Trustee"), (ii) the acceptance of such appointment by such Substitute Trustee, and (iii) the transfer of the Trust Assets to the trust accounts pursuant to the written instructions by the Substitute Trustee have not occurred, the effects of said resignation shall become effective and therefore, the Trustee shall be entitled to judicially deposit the Trust Assets, this being discharged in this way from its responsibilities with respect to such assets hereunder and/or to request a competent judge to appoint a successor financial trustee. Except that the Trustee resigns due to a Reasonable Cause, it shall pay all the reasonable expenses and costs incurred with relation to its resignation, as well as with the appointment of the Substitute Trustee, including all expenses and taxes that must be incurred to the effects of recording the transfer of Loans already registered under the Trustee's name in all and every

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of the corresponding registries. Exception to the above-mentioned paragraph is the fact that said resignation had arisen from Banco de Galicia's failure to comply with its obligations under this Contract or that a legal impossibility arises which prevents the Trustee from continuing acting in such capacity hereunder or that affects its capacity to act as such, which case shall be evidenced by the written opinion of a well-known law firm, in which event said expenses and taxes shall be exclusively borne by the Settlor. (b) The Trustee may be removed from its office by the Senior Participating Certificates' Holders representing at least 51% of the outstanding Securities, at the Meeting of Holders in view of the failure to comply with its obligations, its material obligations under this Contract. The Trustee may not be removed from its office by the Settlor, which hereby irrevocably waives its right to remove the Trustee from its office set forth in item a) of Section 9 of Act 24,441. Such removal shall have effect provided the Substitute Trustee has been appointed, such appointment has been accepted by the Substitute Trustee, and all the Trust Assets have been transferred and are under the Substitute Trustee's name under the terms and scope determined in the above-mentioned meeting. The Trustee shall pay all the reasonable expenses and costs related to the Trustee's removal, as well as to the appointment of a Substitute Trustee and the expenses and taxes incurred in registering the transfer of the Loans into all and every corresponding registries. The trustee may also be removed at any time with no cause whatsoever, thus paying said Trustee an indemnification equal to three (3) times its annual commission. (c) The appointment of the Substitute Trustee shall correspond to the Senior Participating Certificates' Holders at a Meeting of Holders, thus the Trustee shall proceed to immediately call said Meeting once it has notified its resignation. It is hereby agreed that the Meeting of Senior Participating Certificates' Holders where the Trustee's removal is decided shall also appoint the Substitute Trustee. In the event no Substitute Trustee has been appointed within 60 running days as from the Trustee's date of resignation or removal, the Trustee or any Holder may request from any competent court to appoint a Substitute Trustee in order to perform these activities until the above-mentioned Meeting of Holders appoints another Substitute Trustee. Any Substitute Trustee so appointed by a court shall be

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immediately replaced as soon as said other Substitute Trustee is appointed. (f)
Any Substitute Trustee appointed hereunder shall be entitled to all rights, powers and shall have all the obligations of the Trustee hereunder, as from its acceptance, the Substitute Trustee shall be treated in the same way, with the same scope and consequences than the Trustee. (g) Any submission for the registration of the instrument appointing a Substitute Trustee or under which the Trust Property is transferred to the Substitute Trustee, if necessary, shall be made by the Settlor and its cost shall be borne by whoever corresponds pursuant to what is provided for in this Section Twenty-Fifth. The Trustee's resignation and the instrument(s) through which the latter is being removed, together with the other relevant instruments and documents, if necessary, shall be immediately registered, recorded and submitted by the Settlor to the corresponding controlling authority and to all the bodies before which this Contract must be registered, recorded and submitted. (h) Any substitute Trustee under this Contract shall meet all necessary conditions to act as financial trustee of financial trusts pursuant to the provisions of the Argentine laws.
(i) Any entity by which the Trustee is absorbed, any entity resulting from the merger of the Trustee and another entity or any entity which becomes the successor of the activities of the Trustee as financial trustee, shall be the successor of the Trustee, and the granting or presentation of any document shall not be necessary nor the performance of any additional act, provided that such entity is qualified to act as financial trustee of financial trusts pursuant to the provisions set forth by the Argentine law. SECTION TWENTY-SIXTH. PUBLIC OFFERING AND LISTING. All the parties hereto, including the Trustee, the Subscribers and the Holders, irrevocably grant in favor of the Settlor the right to choose for obtaining, at any time, the authorization for the public offering and listing of the Securities issued by this Financial Trust, as well as the debt securities, participating certificates, negotiable instruments or any other securities replacing, in whole or in part, the Securities issued under this Contract (the "Public Offering Authorization"). It is hereby expressly agreed among the parties hereto that the exercise of this option right by the Settlor shall be subject to the fact such securities' structure as well as all the documentation related to the Public Offering Authorization are

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satisfactory to the Trustee and the Senior Participating Certificates'Holders,
at their own discretion, especially with respect to the legal regulatory and taxing aspects of the Securities and of the Public Offering Authorization. To such purposes, the parties hereto, including the Trustee, the Subscribers and the Holders, commit themselves to provide all the cooperation that the Settlor may reasonably require, thus they shall subscribe all the documentation that the Settlor may reasonably require, and which results to be necessary to enter into and/or to submit to self-regulated markets, authorities or stock exchanges. The Settlor shall be responsible for the information submitted in any prospectus prepared with respect to such public offering and listing authorization of the Securities issued under this Financial Trust, as well as for the payment of the expenses, rights and taxes incurred in obtaining such public offering and listing authorization. It is hereby expressly established that the responsibility for the information to be included into the prospectus to be submitted for said public offering shall exclusively correspond to the Settlor, and it shall be stated this way in said prospectus. Any Holder shall not be obligated to accept any securities that are issued in replacement of the Securities, or to sell or tender the Securities for their sale, or those issued in their replacement. SECTION TWENTY-SEVENTH. TERMINATION AND LIQUIDATION. (a) This Financial Trust shall terminate: (i) if the legal term of twenty (20) years of its constitution expires; (ii) due to the extinguishment or insufficiency of the Financial Trust's equity; (iii) Should an Event of Advance Settlement occur, and after so determined in writing, through a notice sent to the Trustee by the Senior Participating Certificates' Holders representing a Majority Interest. (b) In the event of termination of the Financial Trust under the previous paragraph, except for the case considered in item (a) (ii) herein, the remaining Trust Property shall be liquidated, if any, through the assignment of said Trust Property to be carried out according to the following methods, at the discretion of the Senior Participating Certificates' Holders: (i) Through direct negotiation with the interested parties, for the amount resulting from discounting the Amount of the Loans and Mortgage Bonds at a discount rate applicable to the Securities. In the case of Replaceable Trust Property on Default, for the discount calculation, it shall be

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considered as probable collection date that one determined by the Auditors; or
(b) by private auction or bidding, to the highest bidder. The proceeds obtained in the above-mentioned assignments shall be transferred to the Senior Participating Certificates'Holders as payment of any due and unpaid Dividend and the remaining amount as Distributions. Should there be any surplus, it shall be transferred to the Subordinated Participating Certificates'Holders. In no event, it shall be construed that the Trustee has the obligation to determine any payment in arrears, the price, the discount rate or the way of liquidation of the remaining Trust Property. It shall not be its obligation either to determine any applicable procedures to the final private auction or bidding, thus leaving those issues to the Meeting of Senior Participating Certificates' Holders. SECTION TWENTY-EIGHTH Severability. Each section or provision of this Contract shall be deemed independent and separate and, should a competent court decide that any of the section or provision hereof is unenforceable, said section or provision shall be automatically amended and construed in order to be valid, operative and enforceable with the maximum extent allowed by the regulations in force; should no amendment be permitted, said provision or section shall be excluded from this Contract and the remaining sections and provisions shall remain in full force and effect. SECTION TWENTY-NINTH. APPLICABLE LAW, JURISDICTION, DOMICILES AND NOTICES. (a) Senior and Subordinated Participating Certificates as well as their holders' rights and obligations shall be governed by the applicable laws of the Republic of Argentina. (b) As regards any legal action or proceeding that may arise by virtue of or with relation to the Senior and Subordinated Participating Certificates, the Trustee and the Holders shall irrevocably submit to the Arbitration Court of the Stock Exchange of the City of Buenos Aires, in accordance with the procedure set forth by the regulations of said Arbitration Court. (d) Notices or communications to the Holders and between the parties hereto shall be sent to the domicile stated in the Securities Registry in the case of the Holders, and, in the case of the Settlor and Trustee, they shall be sent to the domiciles stated in the heading of this public deed. The Holders, the Settlor and the Trustee constitute domicile for all the purposes related to this Contract in the places mentioned above.

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The notices shall be considered valid if served in writing, either by handwritten note, certified mail or telegram. AFTER THE APPEARING PARTIES WERE FULLY INFORMED OF THIS DEED, they expressed their consent and acceptance thereto since it has been drawn up according to what has been agreed upon. ONCE THE DEED HAS BEEN READ, they ratified and signed it before me, which I attest. JORGE ALBERTO GILLIGAN. RAMON ALBERTO PAZ. JOSE ALFREDO SANCHEZ. JUAN JOSE ALDAZABAL. GERARDO ALBERTO GALMES. CARLOS COHEN. DELFIN JORGE EZEQUIEL CARBALLO. JULIO AUGUSTO MACCHI. NORBERTO DANTE ALEJANDRO MATHYS. CARLOS LORENZO MARTINEZ. MAURO MAZZARELLI. GABRIEL DIEGO MARTINO. MARCELO LUIS DEGROSSI. CARLOS VILLAHOZ. ADRIAN ALEJANDRO BRESSANI. HECTOR GUEDES. EMILIO CARLOS GONZALEZ MORENO. CLAUDIO ALBERTO CESARIO. GABRIEL OMAR ALONSO. MARIO CESAR PARRADO. CESAR ALBERTO BLAQUIER. JOSE CARLOS JAIME. HERNAN JAVIER GUTIERREZ. LUIS MARIANO SALAS. DANIEL ANTONIO LLAMBIAS. LUIS MARIA RIBAYA. There follows a seal. Before me, ENRIQUE FERNANDEZ MOUJAN. IT IS OF A LIKE NATURE to the original copy, transcribed before me on folio number 1208, of Record number 284, in my charge, which I attest. I do hereby issue this FIRST COPY typed on 35 Notarial Records, number
000. 843.320.*** to 000. 843.354.***, Series N, which I seal and sign in the
City of Buenos Aires, on the fifteenth day of the month of April of the year two thousand and two for ABN AMRO BANK N.V. (BRANCH OF ARGENTINA).